UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

DDR CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DDR CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of DDR Corp., an Ohio corporation, which we refer to as the company, will be held at the company’s corporate offices, 3333 Richmond Road, Beachwood, Ohio 44122, on May 15, 2012, at 9:00 a.m., local time, for the following purposes:

1. To elect the following eleven directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified: Terrance R. Ahern, James C. Boland, Thomas Finne, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Rebecca L. Maccardini, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, and Barry A. Sholem;

2. To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent accountants for the company’s fiscal year ending December 31, 2012;

3. To approve, on an advisory basis, the compensation of the company’s named executive officers;

4. To approve the 2012 Equity and Incentive Compensation Plan; and

5. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 20, 2012 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope or vote their shares by telephone or over the Internet as described in the attached proxy statement.

By order of the Board of Directors,

DAVID E. WEISS
Secretary

Dated: April 6, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2012

The Proxy Statement, Annual Report to Shareholders and Proxy Card are available free of charge at www.proxydocs.com/ddr.

i

DDR CORP.

PROXY STATEMENT

ABOUT THE MEETING

Why did you send me this proxy statement?

DDR Corp., which is referred to as the “company,” “we,” “our” or “us,” sent you this proxy statement and the enclosed proxy card because our Board of Directors, which we refer to as our Board, is soliciting your proxy to vote at our 2012 Annual Meeting of Shareholders, which we refer to as the Annual Meeting. This proxy statement summarizes information you need to know in order to vote at the Annual Meeting. The Annual Meeting will be held at our corporate offices, 3333 Richmond Road, Beachwood, Ohio 44122, on May 15, 2012, at 9:00 a.m., local time. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by telephone, over the Internet or by completing and mailing the enclosed proxy card.

We will begin mailing this proxy statement, the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about April 6, 2012 to all shareholders entitled to vote. Shareholders who owned our common shares at the close of business on March 20, 2012, the record date for the Annual Meeting, are entitled to vote. On the record date, there were approximately 277,490,360 common shares outstanding. We are also enclosing our 2011 annual report to shareholders, which includes our financial statements, with this proxy statement.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies by telephone, facsimile or email. Those employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $11,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

How many votes do I have?

You are entitled to one vote for each of our common shares that you owned on the record date. The enclosed proxy card indicates the number of shares that you owned on the record date.

If written notice is given by any shareholder to our President, any Vice President or the Secretary at least 48 hours before the Annual Meeting that the shareholder desires that cumulative voting be used for the election of directors, and if an announcement of the giving of that notice is made when the Annual Meeting is convened by the Chairman of the Board, the President or the Secretary or by or on behalf of the shareholder giving such notice, then each shareholder will have the right to cumulate the voting power that the shareholder possesses in the election of directors. This means that each shareholder will be able to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned by such shareholder, or to distribute the shareholder’s votes on the same principle among two or more candidates, as the shareholder may elect.

If voting for the election of directors is cumulative, the persons named in the enclosed proxy card will vote the common shares represented by proxies given to them in such manner so as to elect as many of the nominees named in this proxy statement as possible.

How do I vote by proxy?

Shareholders may vote either by completing, properly signing and returning the accompanying proxy card via mail, by telephone or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your proxy card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board:

•

FOR the election of Terrance R. Ahern, James C. Boland, Thomas Finne, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Rebecca L. Maccardini, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, and Barry A. Sholem as directors;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending December 31, 2012;

•	FOR the approval, on an advisory basis, of the compensation of the company’s named executive officers; and

•	FOR the approval of the 2012 Equity and Incentive Compensation Plan.

Shareholders of record may vote by calling 1-866-540-5760 or over the Internet by accessing the following website: www.proxyvoting.com/ddr. Voting instructions, including your shareholder account number and personal proxy control number, are contained on the accompanying proxy card. Those shareholders of record who choose to vote by telephone or over the Internet must do so by not later than 11:59 p.m., Eastern Time, on May 14, 2012.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy card from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m., Eastern Time, on May 14, 2012.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her best judgment. As of the date of this proxy statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this proxy statement.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised by giving written notice to us at our principal executive offices located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, by submitting to us a duly executed proxy card bearing a later date or by giving us notice in open meeting. It is important to note that your presence at the Annual Meeting, without any further action on your part, will not revoke your previously granted proxy.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of our common shares issued and outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxy cards that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

What vote is required to approve each proposal assuming that a quorum is present at the Annual Meeting?

Proposal One: Election of Directors	To be elected, directors must receive a majority of the votes cast (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.
Proposal Two: Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Accountants for Our Fiscal Year Ending December 31, 2012	Although our independent registered public accounting firm may be selected by the Audit Committee of our Board without shareholder approval, the Audit Committee will consider the affirmative vote of the holders of a majority of our common shares, having voting power present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, to be a ratification by the shareholders of the selection of PricewaterhouseCoopers LLP as our independent accountants. Abstentions will have the same effect as a vote against Proposal Two.
Proposal Three: Shareholder Advisory Vote To Approve the Compensation of the Company’s Named Executive Officers	This vote is advisory only and therefore is not binding on us or our Board. However, the Board and Executive Compensation Committee of the Board will review the results of the vote and will consider the affirmative vote of the holders of a majority of our common shares, having voting power present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, to be approval by the shareholders of the compensation of our named executive officers. Broker non-votes will have no effect on the outcome of Proposal Three, but abstentions will have the same effect as a vote against Proposal Three.
Proposal Four: Approval of the 2012 Equity and Incentive Compensation Plan	The proposal to approve the 2012 Equity and Incentive Compensation Plan requires the affirmative vote of the holders of a majority of our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal. In addition, rules of the New York Stock Exchange, or NYSE, require that the total votes cast on the approval of the 2012 Equity and Incentive Compensation Plan represent greater than 50% of our common shares outstanding as of the record date. Broker non-votes will have no effect on the outcome of Proposal Four, but abstentions will have the same effect as a vote against Proposal Four.

For shareholders who hold their common shares in “street name” through banks or brokerages and do not instruct their bank or broker how to vote, the bank or brokerage will not vote such shares for Proposals One, Three or Four, resulting in broker non-votes with respect to such shares. As a result, it is important that shareholders vote their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 23, 2012, except as otherwise disclosed in the notes below, by (1) each person who is known by us to own beneficially more than 5% of our outstanding common shares based on a review of filings with the Securities and Exchange Commission, or SEC, (2) our directors, (3) our named executive officers, and (4) our current executive officers and directors as a group. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

	Amount and Nature of Beneficial Ownership of Common Shares		Percentage Ownership
More Than 5% Owners
The Otto Family	60,681,822	(1)	21.9%
FMR LLC	28,434,661	(2)	10.3%
Deutsche Bank AG	21,530,674	(3)	7.8%
The Vanguard Group, Inc.	21,418,588	(4)	7.7%
Cohen & Steers, Inc.	16,523,109	(5)	6.0%
Directors and Management
Daniel B. Hurwitz	728,394	(6)(7)	*
Terrance R. Ahern	168,462	(7)(8)	*
James C. Boland	19,074		*
Thomas Finne	16,751		*
Paul W. Freddo	332,121	(9)	*
Robert H. Gidel	45,580	(10)	*
John S. Kokinchak	240,600	(7)(11)	*
Volker Kraft	63,277		*
Victor B. MacFarlane	12,500	(7)(8)(12)	*
Rebecca L. Maccardini	2,345		*
Craig Macnab	126,006	(7)(8)(13)	*
David J. Oakes	666,788	(7)(14)	*
Scott D. Roulston	6,374	(8)(15)	*
Barry A. Sholem	82,950		*
Christa A. Vesy	86,464	(16)	*
Scott A. Wolstein	1,100,765	(17)	*
All Current Executive Officers and Directors as a Group (15 persons)	2,597,686		0.9%

*	Less than 1%

(1)	Information for common shares owned as of April 26, 2011, is based on a report on Schedule 13D/A filed with the SEC on April 26, 2011 by Alexander Otto, Katharina Otto-Bernstein, Dr. Michael Otto and Janina Vater, each an individual (together, the “Otto Family”). According to the information provided in the report, Alexander Otto is the beneficial owner of 39,674,485 common shares. Alexander Otto has sole voting and sole dispositive power over each of these common shares. Also according to the report, Katharina Otto-Bernstein is the beneficial owner of 15,755,505 common shares. Katharina Otto-Bernstein has sole voting and sole dispositive power over each of these common shares. The report indicates Dr. Michael Otto is the beneficial owner of 5,251,832 common shares. Dr. Michael Otto has sole voting and sole dispositive power over 2,625,916 of these common shares. Dr. Michael Otto also shares voting and dispositive power over 2,625,916 of these common shares with Janina Vater through power of attorney, granted to Dr. Michael Otto by Janina Vater. According to the information provided in the report, Janina Vater is the beneficial owner of 2,625,916 common shares. The address for these reporting persons is c/o Dennis O. Garris, Alston & Bird LLP, 950 F Street, N.W., Washington, DC 20004.

(2)

Information for common shares owned as of December 31, 2011, is based on a report on Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC, a parent holding company, and Edward C. Johnson 3d, an individual. According to the report, FMR LLC is the beneficial owner of, and has sole dispositive power over, 28,434,661 common shares and has sole voting power over 2,797,420 of these common shares. In addition, according to the report, Edward C. Johnson 3d is the beneficial owner of, and has sole dispositive power over, 28,434,661 of these common shares. The report indicates that members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC under the Investment Company Act of 1940. According to the information provided in the report, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 12,198,824 common shares. FMR LLC and Mr. Johnson each has sole dispositive power with respect to these 12,198,824 common shares. Also according to the report, Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 13 common shares. Also according to the report, Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 392,373 common shares. The report indicates that Pyramis Global Advisors Trust Company, an indirect-wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act is the beneficial owner of 2,419,109 common shares. FMR LLC and Mr. Johnson each has sole dispositive power with respect to and sole voting power over the common shares beneficially owned by Pyramis Global Advisors, LLC, sole dispositive power with respect to the common shares beneficially owned by Pyramis Global Advisors Trust Company, and sole voting power over 2,403,685 of the common shares beneficially owned by Pyramis Global Advisors Trust Company. According to the information provided in the report, FIL Limited, a qualified institution under Rule 13d-1(b)(1)(ii) under the Exchange Act is the beneficial owner of 13,424,342 common shares. Partnerships controlled by Mr. Johnson’s family, or trusts for their benefit, own common shares of FIL Limited voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL Limited voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes that may be cast. FMR LLC and FIL Limited are separate and independent corporate entities and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL Limited disclaimed beneficial ownership in the report indicating that they believe that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. FMR LLC reported that the filing was on a voluntary basis as if all of the common shares were beneficially owned by FMR LLC and FIL Limited on a joint basis. The address for this reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Information for common shares owned as of December 30, 2011, is based on a report on Schedule 13G filed with the SEC on February 10, 2012 by Deutsche Bank AG and reflects common shares beneficially owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates. According to the information provided in the report, Deutsche Bank AG is the beneficial owner of, and has sole dispositive power over, 21,530,674 common shares and has sole voting power over 14,476,398 common shares. The report indicates that Deutsche Investment Management Americas is the beneficial owner of, and has sole voting and dispositive power over, 929,300 common shares. The report indicates that Deutsche Bank Trust Company Americas is the beneficial owner of, and has sole voting and dispositive power over, 40,926 common shares. The report indicates that Deutsche Bank Securities Inc. is the beneficial owner of, and has sole dispositive power over, 300 common shares and has sole voting power over none of these common shares. The report indicates that Oppenheim Asset Management Services S.à.r.l. is the beneficial owner of, and has sole voting and dispositive power over, 40,676 common shares. The report indicates that RREEF America, L.L.C. is the beneficial owner of, and has sole dispositive power over, 20,519,472 common shares and has sole voting power over 13,465,496 common shares. The address for this reporting person is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

(4)

Information for common shares owned as of December 31, 2011, is based on a report on Schedule 13G/A filed with the SEC on February 8, 2012 by The Vanguard Group, Inc. According to the information provided in the report, The Vanguard Group, Inc. is the beneficial owner of 21,418,588 common shares and has sole voting power over 156,395 common shares, sole dispositive power over 21,262,193 common shares and shared dispositive power over 156,395 common shares. Pursuant to the instructions of Item 7 of Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and directs the voting over 156,395 common shares as a result of it serving as investment manager of collective trust accounts. The address for this reporting person is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)	Information for common shares owned as of December 31, 2011, is based on a report on Schedule 13G/A filed with the SEC on February 14, 2012 by Cohen & Steers, Inc., a parent holding company, and related parties. The report indicates that Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, and that Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. together hold a 100% interest in Cohen & Steers Europe S.A., which is also an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. According to the report, Cohen & Steers, Inc. is the beneficial owner of, and has sole dispositive power over, 16,523,109 common shares and has sole voting power over 5,881,128 of these common shares. The report indicates that Cohen & Steers Capital Management, Inc. is the beneficial owner of, and has sole dispositive power over, 16,450,599 common shares and sole voting power over 5,881,128 of these common shares. The report indicates that Cohen & Steers Europe S.A. is the beneficial owner of, and has sole dispositive power over, 72,510 common shares and sole voting power over none of these common shares. The address for this reporting person is 280 Park Avenue, 10th Floor, New York, New York 10017.

(6)	Includes 204,394 common shares subject to options exercisable on or prior to April 23, 2012.

(7)	Does not include 129,346; 1,029; 4,448; 1,029; 695 and 191,439 stock units credited to the accounts of Messrs. Hurwitz, Ahern, Kokinchak, MacFarlane, Macnab and Oakes, respectively, with respect to restricted common shares that would have vested pursuant to their terms, and 60,000 and 99,100 stock units to be credited to the accounts of Messrs. Hurwitz and Oakes, respectively, with respect to restricted common shares that have not yet vested, as a result of the election by such individuals to defer the vesting of restricted common shares pursuant to our equity deferred compensation plan. The stock units represent the right to receive common shares at the end of the deferral period, but do not confer current dispositive or voting control of any common shares.

(8)	Does not include 111,784; 1,570, 78,266; 18,055 and 23,344 stock units credited to the accounts of Messrs. Ahern, Boland, MacFarlane, Macnab and Roulston, respectively, pursuant to our directors’ deferred compensation plan. Each unit is the economic equivalent of one common share, but does not confer current dispositive or voting control of any common shares.

(9)	Includes 53,640 common shares subject to options exercisable on or prior to April 23, 2012.

(10)	Includes 42,618 common shares owned by a partnership in which Mr. Gidel and his wife each has a one-half interest.

(11)	Includes 83,438 common shares subject to options exercisable on or prior to April 23, 2012.

(12)	Includes 10,000 common shares subject to options exercisable on or prior to April 23, 2012.

(13)	Includes 66,827 common shares as to which Mr. Macnab shares voting and dispositive power with his wife. This number also includes 66,827 common shares pledged as security by Mr. Macnab.

(14)	Includes 430,172 common shares subject to options exercisable on or prior to April 23, 2012.

(15)	Includes 685 common shares held in an individual retirement account.

(16)	Includes 22,645 common shares subject to options exercisable on or prior to April 23, 2012.

(17)	Beneficial ownership information for Mr. Wolstein is provided as of April 11, 2011, the effective date of his termination of service as an executive officer and director of the company, based on his Form 4 filing with the SEC on February 14, 2011, as well as a withholding tax transaction with respect to 233,429 common shares and a net restricted share award on July 31, 2011 of 71,082 common shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to elect the following eleven directors nominated herein to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified: Terrance R. Ahern, James C. Boland, Thomas Finne, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Rebecca L. Maccardini, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, and Barry A. Sholem.

A majority vote standard applies in uncontested elections and a plurality vote standard applies in contested elections. An election is contested when the number of nominees for election as a director exceeds the number of directors to be elected. Under a majority vote standard, each vote is specifically counted “for” or “against” the director’s election. An affirmative majority of the total number of votes cast “for” or “against” a director nominee will be required for election. Shareholders are entitled to abstain with respect to the election of a director. Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

If written notice is given by any shareholder to our President, any Vice President or the Secretary at least 48 hours before the Annual Meeting that the shareholder desires that cumulative voting be used for the election of directors, and if an announcement of the giving of that notice is made when the Annual Meeting is convened by the Chairman of the Board, the President or the Secretary or by or on behalf of the shareholder giving that notice, then each shareholder will have the right to cumulate the voting power that the shareholder possesses in the election of directors. This means that each shareholder will be able to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned by such shareholder, or to distribute the shareholder’s votes on the same principle among two or more candidates, as the shareholder may elect. If voting for the election of directors is cumulative, the persons named in the enclosed proxy card will vote the common shares represented by proxies given to them in such manner so as to elect as many of the nominees as possible.

If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), then our Board intends that proxies will be voted for the election of a substitute nominee designated by our Board as recommended by the Nominating and Corporate Governance Committee. The following information is furnished with respect to each person nominated for election as a director.

Nominees for Election at the Annual Meeting

Name and Age	Principal Occupation	Period of Service as Director
Terrance R. Ahern 56	DDR Corp. Chairman of the Board and Co-Founder and Principal, The Townsend Group (institutional real estate consulting)	5/00-Present
James C. Boland 72	Former President and Chief Executive Officer of Cavs/Gund Arena Company and Former Vice Chairman of Cavaliers Operating Company, LLC	9/09-Present
Thomas Finne 53	Managing Director, KG CURA Vermögensverwaltung G.m.b.H. & Co. (commercial real estate company, Hamburg, Germany)	9/09-Present
Robert H. Gidel 60	Managing Member, Liberty Partners, LLC (real estate investments)	5/00-Present
Daniel B. Hurwitz 48	DDR Corp. President and Chief Executive Officer	5/02-5/04, 6/09-Present
Volker Kraft 39	Managing Director, ECE Real Estate Partners G.m.b.H. (commercial real estate company, Hamburg, Germany)	5/09-Present
Rebecca L. Maccardini 69	Principal, RMResources, LLC (retail real estate consulting firm)	9/11-Present
Victor B. MacFarlane 60	Managing Principal, Chairman and Chief Executive Officer, MacFarlane Partners (real estate investments)	5/02-Present
Craig Macnab 56	Chief Executive Officer, National Retail Properties, Inc. (real estate investment trust)	3/03-Present
Scott D. Roulston 54	Partner, Burdette Capital Management (private equity firm) and Managing Director, Burdette Asset Management (asset management company)	5/04-Present
Barry A. Sholem 56	Partner, MSD Capital, L.P. (family investment office)	5/98-Present

Terrance R. Ahern is our Chairman of the Board and is a Co-Founder and Principal of The Townsend Group, an institutional real asset advisory firm formed in 1986. The Townsend Group consults or advises domestic and offshore public and private pension plans, endowments and foundations, sovereign wealth funds and multi-manager funds. Mr. Ahern is a past member of the Board of Directors of the Pension Real Estate Association, or PREA, and the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. Prior to founding The Townsend Group, Mr. Ahern was engaged in the private practice of law.

With his years of experience managing a firm whose core skill is analyzing real estate companies and real estate investment opportunities, Mr. Ahern brings valuable insight into the real estate markets in which we operate. In addition, through his past experience on the boards of some of the most influential organizations in the real estate industry, he has amassed an expansive knowledge of the opportunities, challenges and risks that face real estate companies, as well as the functions of a board of directors.

James C. Boland served as President and Chief Executive Officer of Cavs/Gund Arena Company, the Cleveland Cavaliers professional basketball team and Gund Arena, from January 1998 to January 2003 and Vice Chairman of the Cavaliers Operating Company, LLC (formerly known as Cavs/Gund Arena Company) from January 2003 to June 2007. Prior to his time with the Cavaliers, Mr. Boland was a partner of Ernst & Young LLP for 22 years serving in various roles including Vice Chairman and Regional Managing Partner as well as a member of the firm’s Management Committee from 1988 to 1996 and as Vice Chairman of National Accounts from 1997 until his retirement from the firm in 1998. Mr. Boland is also a Director of The Sherwin-Williams Company, The Goodyear Tire & Rubber Company and Invacare Corporation, and was a Director, from 2004 to 2005, of International Steel Group. He is also Trustee of The Harvard Business School Club of Cleveland and Chairman of the Board of Jobs Ohio.

As a partner and member of the management committee of a major accounting firm for over 20 years, Mr. Boland has worked with hundreds of public and private companies and has a thorough understanding of complex accounting and auditing matters. Furthermore, his service on several public and private company boards of directors provides exposure to diverse industries with unique challenges enabling him to make significant contributions to our Board, particularly in the areas of risk assessment, corporate governance and executive compensation.

Thomas Finne is the Managing Director of KG CURA Vermögensverwaltung G.m.b.H. & Co., a commercial real estate company located in Hamburg, Germany, that manages assets in North America and Europe. Prior to joining KG CURA Vermögensverwaltung G.m.b.H. & Co. in 1992, Dr. Finne was responsible for controlling, budgeting, accounting and finance for Bernhard Schulte KG, a ship owner and ship manager located in Hamburg, Germany. He is currently serving as a Managing Director of C.J. VOGEL Aktiengesellschaft für Beteiligungen. Dr. Finne graduated with an undergraduate degree in business administration and received his doctorate from the International Tax Institute at the University of Hamburg.

Dr. Finne’s experience in international commercial real estate enables him to contribute an international perspective on the issues impacting a real estate company facing today’s challenges and opportunities. His service on the board of directors of several international real estate companies further provides him with business modeling experience and an appreciable awareness of the most effective and essential functions of a board of directors.

Robert H. Gidel has been the Managing Member of Liberty Partners, LLC, a company that invests in both private and publicly traded real estate and finance focused operating companies, since 1998. Mr. Gidel was President of Ginn Development Company, LLC, one of the largest privately held developers of resort communities and private clubs in the Southeast, from July 2007 until April 2009. Mr. Gidel was Chairman of the Board of Directors of LNR Property Holdings, a private multi-asset real estate company, from 2005 until 2007. Until January 2007, he was a member of the Board of Directors and lead director of Global Signal Inc., a real estate investment trust, which we refer to as a REIT. He has been a trustee of Fortress Registered Investment Trust and a director of Fortress Investment Fund II, LLC since 1999, both of which are registered investment companies. From 1998 until 2005, Mr. Gidel was the independent member of the investment committee of the Lone Star Funds I, II, III, IV and V. Mr. Gidel was also a member of the Board of Directors of U.S. Restaurant Properties, Inc. until 2005 and a member of the Board of Directors of American Industrial Properties REIT until 2001.

Through his leadership of two public REITs and five private REITs, as well as his service on the board of directors of several public REITs, Mr. Gidel provides our Board with extensive knowledge of the real estate industry, the development and implementation of corporate strategies, risk assessment, corporate finance and governance matters. His experience as a senior manager of several real estate companies enables him to make significant contributions to our Board.

Daniel B. Hurwitz was appointed as our President and Chief Executive Officer in January 2010. Mr. Hurwitz served as our President and Chief Operating Officer from May 2007 through December 2009, as our Senior Executive Vice President and Chief Investment Officer from May 2005 through May 2007 and as an Executive Vice President from June 1999 through April 2005. He joined the Board in June 2009 and was previously a member of our Board from May 2002 to May 2004. Prior to joining us, Mr. Hurwitz served as Senior Vice President and Director of Real Estate and Development for Boscov’s Department Store, Inc., a privately held department store chain. Prior to Boscov’s, Mr. Hurwitz served as Development Director for The Shopco Group, a New York City-based developer and acquirer of regional and super regional shopping malls. Mr. Hurwitz is a graduate of Colgate University and the Wharton School of Business Management Program at the University of Pennsylvania. Mr. Hurwitz is a member of the Sonae Sierra Brasil Board of Directors, a member of the International Council of Shopping Centers, or ICSC, a member of the ICSC Board of Trustees Executive Committee, and a member of the ICSC Political Action and Government Relations Committees. He is also a member of the NAREIT Board of Governors. He previously served as a director of CubeSmart (NYSE:CUBE) from January 2008 to January 2011. Additionally, Mr. Hurwitz is a member of the Colgate University Board of Trustees, a member of the Board of Trustees of Hawken School, a member of the Leadership Council for the Neurological Institute at the Cleveland Clinic, and a member of the Board of Directors of the

Rock and Roll Hall of Fame. He has also served as Vice Chairman of the Urban Land Institute CRC Blue Council, Co-Chair of the ICSC Open Air Committee, a member of the Board of Regents for the University System of Ohio, the Board of Directors of the Colgate University Alumni Corporation and Colgate University Maroon Council, Boscov’s Department Store, Inc., The Network, Applewood Centers and the Cleveland Children’s Museum.

During his more than 12 years of service to the company and as our President and Chief Executive Officer, Mr. Hurwitz has gained a comprehensive knowledge of the critical internal and external challenges facing the company and the real estate industry as a whole. His leadership within the company, his prior experience as a member of senior management of companies in the retail industry and his prior role as a member of the Board of Trustees of CubeSmart, for which he served as a member of the audit committee and chairman of the executive compensation committee, make him an invaluable member of our Board. Mr. Hurwitz is also very active in many cultural, charitable and academic institutions, which provide an important diversity of perspective and link between our Board, the company and the community.

Volker Kraft is a Managing Director of ECE Real Estate Partners G.m.b.H., the institutional real estate fund management platform of ECE Projektmanagement G.m.b.H. & Co. KG, a fully integrated international developer, owner and manager of shopping centers based in Hamburg, Germany. Prior to joining ECE in 2008, Dr. Kraft was a Director of Allianz Capital Partners G.m.b.H., a private equity firm located in Munich, Germany, where he was a member of the management team and the internal investment committee since 2001. During that time, Dr. Kraft served as a member of the Advisory Board and Shareholders’ Committee of Bartec G.m.b.H., Bad Mergentheim, an electronic components company, and as a member of the Supervisory Board of Scandlines AG, Rostock, a ferry services company.

As a member of the board of directors of a major international retail real estate developer and as a manager of a leading German private equity company, Dr. Kraft brings to our Board the knowledge of the retail real estate industry on a global basis, corporate finance, funds management, corporate transactions and strategic planning. In addition, as a member of the supervisory boards of several international companies in various industries, Dr. Kraft contributes to our Board by drawing upon his extensive experience with corporate governance, leadership and risk management.

Victor B. MacFarlane is Managing Principal, Chairman and Chief Executive Officer of MacFarlane Partners, which he founded in 1987 to provide real estate investment management services to institutional investors. Mr. MacFarlane has more than 30 years of real estate experience. He sits on the Board of Directors of each of the Robert Toigo Foundation, the Real Estate Executive Council and the Initiative for a Competitive Inner City. He also serves on the Board of Advisors for UCLA School of Law and the board facilities committee of Stanford Hospital & Clinics. He is a member and trustee of the Urban Land Institute, or ULI; a member and former director of the PREA; and a member of ICSC, the Chief Executives Organization and the World Presidents’ Organization.

Mr. MacFarlane brings to our Board over two decades of experience as a chief executive officer of a real estate advisory firm and over 30 years of experience in the areas of real estate investment, corporate finance, portfolio management and risk management. His extensive managerial experience as well as his knowledge of the real estate and private capital industries provide our Board with an expansive view on issues impacting the company and our corporate strategy.

Rebecca L. Maccardini is the Principal of RMResources, LLC, a retail real estate consulting firm that she has owned and operated since 2000. Ms. Maccardini previously held a variety of executive positions at The Forbes Company, a privately held retail real estate development and management firm, where she was employed for over 20 years. Throughout her professional career, Ms. Maccardini has been a member of the ICSC and has held a number of leadership positions with ICSC including Chairperson of the organization, Trustee, Chairperson of the ICSC Conference on Open-Air Centers in 2010, and a member of the 2011 ICSC Fusion Conference Planning Committee. Ms. Maccardini is currently a permanent non-voting Trustee of the ICSC.

Ms. Maccardini contributes to our Board over 35 years of experience in the shopping center industry. Her experience consulting with retail real estate firms regarding property redevelopment, center development and positioning strategies, consumer marketing strategies, operational and systems evaluation, communication effectiveness and corporate branding provides our Board with valuable pertinent insight on the dynamics of the retail real estate industry, particularly open air retail centers.

As permitted by our governing documents, our Board increased its size to eleven members and elected Ms. Maccardini to fill the resulting vacancy in September 2011. Ms. Maccardini was recommended to our Nominating and Corporate Governance Committee for initial election to our Board by management of the company.

Craig Macnab has served as the Chief Executive Officer and a Director of National Retail Properties, Inc., a publicly traded REIT, since February 2004 and as Chairman of the Board since February 2008. Mr. Macnab was the Chief Executive Officer, President and a Director of JDN Realty Corporation from 2000 to 2003, when we acquired JDN Realty Corporation. Mr. Macnab is currently a director of the Cadillac Fairview Corporation in Toronto, which owns commercial real estate throughout North America. Mr. Macnab was a director of Per-Se Technologies, Inc., now McKesson Corporation, from 2002 to 2007. He was also a Director of Eclipsys Corporation, a provider of clinical and financial software to the healthcare industry, prior to its merger with Allscripts in 2010. Mr. Macnab is a member of the Board of Governors of NAREIT.

As the current chief executive officer and director of a public company, as well as the former president, chief executive officer and director of a publicly held developer, owner and manager of shopping centers, Mr. Macnab has direct experience with the significant managerial matters arising from the business and financial issues pertaining to the company, particularly in the areas of corporate finance, capital markets and strategic planning. His current and former service on the board of directors of several public companies has provided him with a comprehensive understanding of corporate governance issues facing a public company and its board of directors.

Scott D. Roulston is a Partner of Burdette Capital Management, a private equity firm, and Managing Director of its alternative asset management company, Burdette Asset Management, as of 2011. Since 2002, he has also been Managing Partner of High Road Partners, LLC, an advisor to growth companies, both public and private. From 1990 to 2010, he was Chief Executive Officer of Roulston & Company, a firm that provided investment research and management, and its successor firm, Fairport Asset Management. He is Director and President of Bluecoats, Inc., and a Director of Policy Bridge. He is a former director of several private companies and also of Defiance, Inc. where he served as chair of the Compensation Committee and member of the Audit Committee. He has also served on the advisory boards for Charles Schwab Institutional and TIAA-CREF, and the Weatherhead School of Management at Case Western Reserve University. Mr. Roulston is a graduate of Dartmouth College.

In addition to his past experience on the board of directors of both public and private companies, including on the audit committee of a public company, Mr. Roulston contributes his insights as a leader of an asset management and private equity company. This experience has provided him with extensive knowledge of the issues involved with the review and analysis of financial statements, as well as capital markets and the development and implementation of corporate strategy.

Barry A. Sholem became a partner of MSD Capital, L.P., the family office of Michael and Susan Dell, and head of its real estate group in July 2004. From 1995 until August 2000, Mr. Sholem was Chairman of DLJ Real Estate Capital Partners, a $2 billion real estate fund that he co-founded and that invested in a broad range of real estate-related assets, and a managing director at Credit Suisse First Boston. Prior to forming DLJ Real Estate Capital Partners, Mr. Sholem spent ten years at Goldman Sachs in its New York and Los Angeles offices. Mr. Sholem is currently active in ULI (CRC Silver Council), ICSC, the University of California, Berkeley Real Estate Advisory Board and the Business Roundtable.

Years of experience leading the real estate groups of investment firms gives Mr. Sholem a unique perspective on the business and operations of the company. In addition, he brings a broad understanding of the social and political issues facing the company through his involvement with ULI and ICSC.

Certain Transactions

On February 23, 2009, we entered into a stock purchase agreement with Mr. Alexander Otto, which we refer to as the Otto Stock Purchase Agreement. Pursuant to the Otto Stock Purchase Agreement, we issued and sold 30,000,000 common shares, which we refer to as the Purchased Shares, for gross proceeds of approximately $112.5 million and issued warrants to purchase 10,000,000 common shares at an exercise price of $6.00 per share to Mr. Otto and certain members of his family, whom we collectively refer to as the Otto Family. No additional consideration was paid for the warrants. Under the terms of the Otto Stock Purchase Agreement, we also issued to the Otto Family 2,858,732 common shares as a result of first and second quarter 2009 partial stock dividends associated with the Purchased Shares. On March 18, 2011, the Otto Family members exercised all of the warrants and purchased 10,000,000 common shares of the company at a price of $6.00 per share.

In connection with the sale of the Purchased Shares, we also entered into an investor rights agreement with Mr. Otto under which he has a right to nominate individuals for election to our Board depending on the Otto Family’s level of ownership in us. In accordance with the investor rights agreement, Dr. Kraft and Dr. Finne have been nominated and elected to our Board annually since 2009. During such time as the Otto Family beneficially owns 17.5% or more of our outstanding common shares, our Board will nominate two persons recommended by the Otto Family who are suitable to us to become members of our Board at each annual election of directors, and during such time as the Otto Family beneficially owns less than 17.5% but more than 7.5% of our outstanding common shares, our Board will nominate one person recommended by the Otto Family who is suitable to us to become a member of our Board at each annual election of directors. Dr. Kraft and Dr. Finne are Mr. Otto’s current nominees pursuant to the investor rights agreement.

Our Board Recommends That Shareholders Vote FOR the Election of Each of the Director Nominees.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines that guide our Board in the performance of its responsibilities to serve the best interests of the company and our shareholders. Our Corporate Governance Guidelines are posted on our website, www.ddr.com, under “Investor Relations.” Our Board reviews the Corporate Governance Guidelines periodically but not less than annually.

Codes of Ethics

Code of Ethics for Senior Financial Officers.    We have a Code of Ethics for Senior Financial Officers that applies to the senior financial officers of the company, including the chief executive officer, chief financial officer, controllers, treasurer, and chief internal auditor, which we collectively refer to as our senior financial officers. This code requires our senior financial officers:

•	to act with honesty and integrity and ethically handle all actual or apparent conflicts of interest between personal and professional relationships;

•

to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that we file with, or submit to, the SEC and other public filings or communications we make;

•

to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct;

•	to not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised;

•	to not use for personal advantage confidential information acquired in the course of their employment;

•	to proactively promote ethical behavior among peers and subordinates in the workplace; and

•	to promptly report any violation or suspected violation of this code in accordance with our Reporting and Non-Retaliation Policy and, if appropriate, directly to the Audit Committee.

Only the Audit Committee or our Board, including a majority of the independent directors, may waive any provision of this code with respect to a senior financial officer. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K as required by applicable rule or regulation. This code is posted on our website, www.ddr.com, under “Investor Relations.”

Code of Business Conduct and Ethics.    We also have a Code of Business Conduct and Ethics that addresses our commitment to honesty, integrity and the ethical behavior of our employees, officers and directors. This code governs the actions and working relationships of our employees, officers and directors with current and potential tenants, fellow employees, competitors, vendors, government and self-regulatory agencies, investors, the public, the media, and anyone else with whom we have or may have contact. Only our Board or the Nominating and Corporate Governance Committee may waive any provision of this code with respect to an executive officer or director. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K as required by applicable rule or regulation. The company’s Corporate Compliance Officer may waive any provision of this code with respect to all other employees. This code is posted on our website, www.ddr.com, under “Investor Relations.”

Reporting and Non-Retaliation Policy

We are committed to honesty, integrity and ethical behavior and have adopted a Reporting and Non-Retaliation Policy. The purpose of the policy is to encourage all employees to disclose any alleged wrongdoing that may adversely impact us, our tenants, shareholders, fellow employees, investors or the public at large without fear of retaliation. The policy sets forth procedures for the reporting of alleged financial (including auditing, accounting and internal control matters) and non-financial wrongdoing by employees on a confidential and anonymous basis and by other interested third parties, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports concerning alleged wrongdoing may be made directly to our

Corporate Compliance Officer, David E. Weiss, our Audit Committee Chairman, Scott D. Roulston, or to Global Compliance Services, an independent third-party service retained on our behalf. An inquiry or investigation is then initiated by the Corporate Compliance Officer or the Audit Committee Chairman to determine if the report can be sustained or has merit. The results of all investigations concerning wrongdoing are reviewed quarterly by the Corporate Compliance Officer and the Audit Committee Chairman. Reports of all matters are reported to our Board by the Chairman of the Audit Committee and the Corporate Compliance Officer in a timely manner and, in no event, less than once per year. This policy is posted on our website, www.ddr.com, under “Investor Relations.”

Independent Directors

Our Board has affirmatively determined that all of the nominated directors, except for Dr. Finne, Mr. Hurwitz, and Dr. Kraft, are “independent directors” within the meaning of the listing standards of the NYSE. In addition, our Board affirmatively determined that William B. Summers, Jr. did qualify, but Scott A. Wolstein did not qualify, as an independent director within the meaning of the listing standards of the NYSE for the 2011 fiscal year prior to the termination of their respective service on our Board during 2011. Mr. Summers served as a director until our annual meeting of shareholders in 2011 and Mr. Wolstein served as a director until April 11, 2011. Our Corporate Governance Guidelines provide that our Board will be comprised of a majority of independent directors and that only those directors or nominees who meet the listing standards of the NYSE will be considered independent. Our Board reviews annually the relationships that each director or nominee has with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us), and only those directors or nominees whom our Board affirmatively determines have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) will be considered independent. With respect to our independent directors, there were no transactions, relationships or arrangements that occurred in 2011 that were considered by our Board in making its determination of such directors’ independence.

Board Leadership Structure and Risk Oversight

As of January 1, 2010, we separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Daniel B. Hurwitz was appointed our Chief Executive Officer with responsibility for planning, formulating and coordinating the development and execution of our corporate strategy, policies, goals and objectives. He is accountable for company performance and reports directly to our Board.

From January 1, 2010 until April 11, 2011, Mr. Wolstein served as our Executive Chairman of the Board. During this period, Mr. Wolstein maintained his historic capital markets and tenant relationships to assist in the implementation of our long-term corporate strategy and had a number of other responsibilities.

In February 2011, the company announced that Mr. Wolstein would step down as Executive Chairman of the Board and that the position of Executive Chairman of the Board would not be filled. Effective April 11, 2011, Mr. Wolstein resigned from our Board. Thereafter, our Board elected Mr. Ahern to serve as Chairman of the Board until his successor was duly appointed. The position of Chairman of the Board is a non-executive officer position and is expected to be held by a non-employee, independent director. The Chairman of the Board has the following responsibilities, among others as may be determined by our Board:

•	consult and advise on any operational matters as requested by our Chief Executive Officer;

•	ensure that our Board fulfills its oversight and governance responsibilities;

•	ensure that our Board sets and implements our goals and strategies;

•	establish procedures to govern our Board’s work;

•	ensure that the financial and other decisions of our Board are fully, promptly and properly carried out;

•	ensure that all members of our Board have opportunities to acquire sufficient knowledge and understanding of our business to enable them to make informed judgments;

•	preside over meetings of our shareholders; and

•	provide leadership to our Board and set the agenda for, and preside over, Board meetings.

In accordance with our Corporate Governance Guidelines, in the event the Chairman of the Board is not independent, our Board will select, by vote of a majority of the independent directs, a Lead Director who is an independent director. Because Mr. Wolstein was an employee of the company while serving as Executive Chairman of the Board until April 11, 2011 and therefore was not “independent,” our Board unanimously selected Mr. Ahern to serve as Lead Director while Mr. Wolstein served as Executive Chairman of the Board. The Lead Director:

•	presides at all meetings of our Board at which the Chairman of the Board is not present;

•	serves as liaison between the Chairman of the Board and the independent directors;

•	reviews and comments on information to be sent to our Board;

•	reviews and comments on meeting agendas for our Board;

•	reviews and comments on meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of independent directors; and

•	if requested by major and institutional shareholders, ensures that he or she is available for consultation and direct communication.

We believe this Board leadership structure recognizes the time, effort and commitment that our Chief Executive Officer is required to devote to his position in the current business environment, the commitment required for our Chief Executive Officer to fulfill his responsibilities and the independent oversight required by our Chairman of the Board and Lead Director, if any. The structure ensures that an independent director is always in a leadership position on our Board, either as Chairman of the Board or as Lead Director.

This structure also enables our Board as a whole to fulfill its responsibility to oversee the company’s risks presented by its long-term strategy, business plan and model. With a Board comprised of management, independent directors and non-independent directors, members of our Board bring a variety of perspectives to address risks. Our Board’s role in enterprise risk management includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, strategic and compliance risks. The company has an Enterprise Risk Management (ERM) Committee comprised of senior management which meets regularly to address risk and risk mitigation strategies. The chair of the Audit Committee is invited to attend and participate in ERM Committee meetings. The Audit Committee assists our Board in its oversight responsibilities by, among other matters, reviewing reports prepared by the ERM Committee, reviewing our policies and procedures with respect to risk assessment, risk management, risk monitoring and risk mitigation and working with the other committees of our Board to identify additional risks related to the committees’ respective areas of expertise. The Chairman of the relevant committee consults with the Audit Committee regarding the committee’s findings regarding the identified risks and the committee’s proposals to address such risks. The Audit Committee then reports, on at least an annual basis, to our full Board on the company’s enterprise risk management program. This enables our Board and its committees to coordinate the risk oversight role, particularly with respect to interrelated risks.

Meetings of Non-Management and Independent Directors

The non-management directors meet in executive session in conjunction with each regularly scheduled Board meeting. These meetings are chaired by the Chairman of the Board. Prior to Mr. Wolstein’s resignation effective as of April 11, 2011 as Executive Chairman of the Board, these meetings were chaired by the Lead Director. In 2011, the non-management directors met either before or after each regularly scheduled Board meeting. In addition, as required by our Corporate Governance Guidelines, the independent directors meet at least once a year.

Committees and Meetings of Our Board

During the fiscal year ended December 31, 2011, our Board held six meetings and took written action on five occasions. Each director attended at least 75% of the aggregate number of meetings of our Board and committees on which he/she served in 2011. As stated in our Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting. All but one of our directors attended the annual meeting of shareholders in May 2011.

During 2011, the following committees of our Board existed: an Audit Committee, a Dividend Declaration Committee, an Executive Committee (which was eliminated by our Board in May 2011), an Executive Compensation Committee, a Nominating and Corporate Governance Committee, and a Pricing Committee. Our Board has approved the written charters of the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee, which are posted on our website at www.ddr.com, under “Investor Relations.” Each of the Audit Committee, Executive Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually and reports the results of these evaluations and reviews to our Board, and our Board also conducts a self-evaluation annually.

The following table indicates the members of each standing committee as of March 20, 2012:

Committee Membership (* Indicates Chair)

Audit Committee	Dividend Declaration Committee
Scott D. Roulston*	Daniel B. Hurwitz*
James C. Boland	Thomas Finne
Rebecca L. Maccardini	Craig Macnab

Executive Compensation Committee	Nominating and Corporate Governance Committee
Robert H. Gidel*	Craig Macnab*
James C. Boland	Terrance R. Ahern
Victor B. MacFarlane	Victor B. MacFarlane
Barry A. Sholem

Pricing Committee
Daniel B. Hurwitz*
Terrance R. Ahern
Scott D. Roulston

Audit Committee.    The Audit Committee assists our Board in overseeing the integrity of our financial statements, compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and those of our independent registered public accounting firm, our enterprise risk management policies and procedures, and prepares the Audit Committee Report included in our annual proxy statement. All of the members of the Audit Committee are independent as independence is currently defined in the rules and regulations of the SEC, and the NYSE listing standards in accordance with our Corporate Governance Guidelines. Our Board has determined that each member of the Audit Committee is a “financial expert” within the meaning of Item 407 of Regulation S-K under the federal securities laws. In addition, our Board has determined that Mr. Boland’s simultaneous service on the audit committees of three other public companies would not impair his ability to effectively serve on our Audit Committee and has, with respect to Mr. Boland, waived the limitations set forth in our Corporate Governance Guidelines and our Audit Committee Charter related to the number of other public company boards and audit committees on which members of our Board are allowed to serve. The Audit Committee held eight meetings in 2011.

Dividend Declaration Committee.    As may be authorized by the Board, the Dividend Declaration Committee determines if and when we should declare dividends on our capital shares and the amount thereof, consistent with the dividend policy adopted by our Board. The Dividend Declaration Committee took written action on five occasions in 2011.

Executive Compensation Committee.    The Executive Compensation Committee reviews and approves compensation for our executive officers, reviews and recommends to our Board compensation for directors, oversees the compensation and executive benefit plans under which such executive officers and directors receive benefits, reviews and discusses with management the Compensation Discussion and Analysis and produces the Compensation Committee Report in our annual proxy statement. The Executive Compensation Committee engages a compensation consultant to assist in the design of the compensation program and the review of its effectiveness, as further described below in the Compensation Discussion and Analysis section. The President and Chief Executive Officer communicates to the Executive Compensation Committee decisions regarding compensation for executive officers other than himself, and the Executive Compensation Committee delegates to senior management the authority to administer certain aspects of the compensation program for non-executive officers. In addition, the Executive Compensation Committee may form subcommittees of at least two members for any purpose it deems appropriate and may delegate to the subcommittees any of its power and authority that the Executive Compensation Committee deems appropriate. All of the members of the Executive Compensation Committee are independent as independence is defined in the NYSE listing standards in accordance with our Corporate Governance Guidelines. The Executive Compensation Committee held three meetings and took written action on one occasion in 2011.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board and recommends to our Board the persons to be nominated as directors at each annual meeting of shareholders; recommends to our Board qualified individuals to fill vacancies on our Board; reviews and recommends to our Board qualifications for committee membership and committee structure and operations; recommends directors to serve on each committee; develops and recommends to our Board corporate governance policies and procedures in compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other rules and regulations relating to our corporate governance; oversees compliance and approves any waivers of our Code of Business Conduct and Ethics with respect to officers and directors and leads our Board in its annual review of the performance of our Board. All of the members of the Nominating and Corporate Governance Committee are independent as independence is defined in the applicable federal securities laws and rules of the SEC and the NYSE listing standards and in accordance with our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee held four meetings in 2011.

Pricing Committee.    The Pricing Committee is authorized to approve the timing, amount, price and terms of offerings of our debt and equity securities. The Pricing Committee took written action on three occasions in 2011.

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee reviews annually with our Board the composition of our Board as a whole and recommends, if necessary, action to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of our Board appropriately reflects the needs of our business and, in furtherance of this goal, proposing the addition of directors and the necessary resignation of directors for purposes of ensuring the requisite skill sets and commitment of the directors to actively participate in Board and committee meetings. Directors should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and real estate and general business experience. Directors should commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as participate in other matters necessary to ensure we are well-positioned to engage in best corporate governance practices.

In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; any other criteria established by our Board and any core competencies or real estate expertise necessary to staff Board committees. In addition, the Nominating and Corporate Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our Board’s ability to oversee our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties. A description of the qualifications, skills and expertise that the Nominating and Corporate Governance Committee considered when nominating each of the director nominees nominated for election at the Annual Meeting is described above under “Proposal One: Election of Directors.”

The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to our Secretary concerning qualified candidates for election as directors. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications to our Secretary, David E. Weiss, at the following address: 3300 Enterprise Parkway, Beachwood, Ohio 44122. The Nominating and Corporate Governance Committee has not established specific minimum qualifications that a candidate must have to be recommended to our Board. However, in determining qualifications for new directors, the Nominating and Corporate Governance Committee will consider potential members’ qualifications to be independent under the NYSE listing standards in accordance with our Corporate Governance Guidelines, as well as integrity, judgment, knowledge, experience, skills and expertise as described above. The Nominating and Corporate Governance Committee will consider a pool of potential Board candidates established from recommendations from shareholders and third parties, including management and current directors, as well as pursuant to the investor rights agreement described above under the caption “Certain Transactions.” Although the Nominating and Corporate Governance Committee may retain a search consultant to supplement the pool of potential Board candidates, it has not engaged a consultant with respect to any of the nominees included in this proxy statement.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by our Board, the Audit Committee assists our Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and our independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed and discussed the audited financial statements of the company for the year ended December 31, 2011, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of our financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit Committee
Scott D. Roulston, Chairman
James C. Boland
Rebecca L. Maccardini

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In this section of the proxy statement, we discuss and analyze our executive compensation program that applied to our named executive officers as set forth in the compensation tables below. We also describe the principles underlying our executive compensation policies and practices. In addition, we outline our most important executive compensation decisions for 2011 in light of the performance of the company and our executive management team. In other words, we explain and demonstrate our “pay-for-performance” compensation philosophy.

Execution of Our “Prime” Business Strategy in 2011

A year ago, we discussed in this section that the economic environment for the U.S. retail real estate market had presented our management and Board with significant challenges. In response to those challenges, we developed and began implementing a strategic plan that placed greater emphasis on operational excellence, which we described as our new “prime” business strategy. Under our prime business strategy, we are focused on three key objectives that will position us to effectively compete and to create shareholder value:

•	maintain a prime balance sheet relative to our peers, which means strengthening our credit metrics and reducing risk;

•	operate a prime portfolio, which means focusing on market-dominant shopping centers populated by moderate- to budget-priced retailers with strong credit profiles and growing market shares; and

•	maintain a prime operating platform, which means improving property operating fundamentals such as increasing the cash flow from our properties and fostering talent within the organization.

As part of the development of our prime business strategy in 2010, the Executive Compensation Committee of our Board (or Committee), with the assistance of Gressle & McGinley LLC, the Committee’s compensation consultant (or Gressle & McGinley), re-evaluated the performance criteria we had been using for our performance-based incentive compensation program. This evaluation resulted in the adoption of “same store” earnings before interest, taxes, depreciation and amortization (or Same Store EBITDA) as our key financial performance metric for our performance-based incentive compensation program that was first implemented in 2010. We firmly believe that this metric best defines our success both externally to the investment community and internally to all of our employees. We continue to assert that Same Store EBITDA is a more prudent metric than our former primary performance metric of Funds From Operation (or FFO). Consequently, all annual incentive-eligible employees are measured, in large part, by our achievement with respect to the growth in Same Store EBITDA, as further discussed below.

During 2011, as was the case in 2010, our incentive-based compensation program was comprised of three metrics:

•	The growth rate for our Same Store EBITDA;

•	Total shareholder return relative to a defined peer group of retail REITs (or Relative TSR); and

•	The evaluation of executive performance against clearly articulated individual performance goals.

We believe that we executed on the principles of our pay-for-performance philosophy for 2011. Based on a review of our performance during 2011 against our Same Store EBITDA and Relative TSR performance metrics as well as the achievement of individual objectives by our named executive officers, as further explained in greater detail below, we paid 2011 performance-based cash incentives at slightly above the “target” level for Mr. Hurwitz, our Chief Executive Officer, while our other named executive officers (Messrs. David J. Oakes, Paul W. Freddo and John S. Kokinchak and Ms. Christa A. Vesy) received 2011 performance-based cash incentives between the “target” and “maximum” levels.

Summary of Key 2011 Compensation Actions

In 2011, we took the following key actions and made the following decisions with respect to our named executive officer and director compensation programs:

•

Employment Agreements.    We entered into new employment agreements with each of our named executive officers (other than Messrs. Hurwitz and Wolstein) that satisfy our commitment to adopt best practices by including, among other provisions, the adoption of fixed terms and the elimination of excise tax gross-ups on separation payments in change of control situations. These agreements also included modest base salary increases that were based on our review of past year performance and/or promotions with increased duties and responsibilities with the company (Mr. Hurwitz did not receive a base salary increase for 2010 or 2011 and Mr. Wolstein’s employment with the company terminated in July 2011);

•

Peer Group.    The Committee evaluated and revised the list of peer companies for purposes of evaluating Relative TSR. This peer group included REITs focused solely in the retail sector of the real estate industry. The Committee also worked on adopting a new peer group of companies that we anticipate will be used for compensation decisions in 2012 and subsequent years since the employment agreements for the Chief Executive Officer and other named executive officers are scheduled to expire on December 31, 2012, which peer group we expect to discuss more in next year’s proxy statement;

•

Board Compensation.    The Committee evaluated and recommended changes to the way our Board is compensated. The new program, which commences in 2012, changed the annual cash retainer from $125,000 (of which at least 50% was required to be paid in the form of the company common stock) to a combination of $50,000 in cash and an annual grant of a fixed number of shares (8,000). The benefit of the fixed share grant is that it aligns our pay with shareholders to reflect both increases and decreases in shareholder value. The independent Chairman of our Board, Mr. Terrance Ahern, was formerly our Lead Director. In recognition of his expanded role as Chairman, his annual fee was increased to $100,000 from $50,000; and

•

Share Ownership Guidelines.    The Committee also recommended new share ownership guidelines that were adopted by the Board and became effective in 2012. The share ownership guideline for Mr. Hurwitz is set at five times his base salary. The share ownership guideline for the other named executive officers is set at three times their base salaries. The share ownership guideline for directors is set at five times the cash portion of their annual retainer.

Consideration of 2011 Say-on-Pay Voting Results

At our 2011 annual meeting, we received approximately 84% approval, based on the total votes cast, for our first advisory “say-on-pay” vote to approve the compensation of our named executive officers. Our shareholders also agreed with the company’s recommendation that we hold future advisory say-on-pay votes on an annual basis. Our Board of Directors and Committee considered and discussed these voting results at their various meetings held during the remainder of 2011. Based on its prior recommendation, our Board has adopted our shareholders’ recommendation for an annual frequency for future say-on-pay votes. The Committee and Gressle & McGinley specifically considered the voting results when exploring potential changes to our named executive officer compensation program for 2012, including those discussed above. The Committee believes the voting results demonstrate significant support for our named executive officer pay program, and chose to not make any changes to the existing program for 2011 in response to the 2011 say-on-pay voting results. The Committee will, however, continue to explore from time to time various executive pay and corporate governance changes with Gressle & McGinley similar to those described above to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

2011 Compensation Program Design

Compensation Philosophy and Objectives

The Committee believes our compensation packages should provide an incentive to our named executive officers to deliver a return to shareholders that, on average and over time, ranks among the highest delivered within our peer group. Our compensation program rewards management for delivering superior returns and for improving the risk profile of the company as well as financial and non-financial measures of performance that enhance long-term shareholder value. Management and the Board have consciously eschewed short-term decisions that may have resulted in inflated short-term shareholder returns in favor of longer term strategies that provide sustainable growth opportunities and enhanced net asset value.

Key Incentive Compensation Metrics

As previously discussed, we continued to use Same Store EBITDA as our key operational performance metric for 2011. We believe Same Store EBITDA is an effective way to measure our performance both externally to the investment community and internally for all of our employees. EBITDA includes all overhead and administrative costs, but excludes interest expense and other non-operating items, such as the gain or loss on the sale of properties and asset impairments. Same Store EBITDA is further defined as profit from properties and other investments that we have owned for at least two consecutive fiscal years. Same Store EBITDA growth is important to us and our investors because it captures key property value drivers, such as occupancy rates, rental rates, and property expenses, and it also includes fee income and general and administrative expenses. At the same time, Same Store EBITDA is not impacted by financing decisions or current year acquisitions or dispositions, and is a performance measure less prone to influence by financial engineering and strategies that rely on short-term debt and increased risk. Use of this performance metric fits well with our compensation philosophy described above. Of further importance, every bonus-eligible employee can contribute to, and is significantly focused on, Same Store EBITDA growth through our performance-based, incentive compensation program.

Similar to 2010, the Committee adopted a target annual growth rate for Same Store EBITDA for 2011. The target was set with the concurrence of management and was based on an analysis by Gressle & McGinley. This annual growth target reflects the economics of a retail-focused real estate investment trust such as our company. It is the Committee’s view that if management’s objective is to grow Same Store EBITDA year-over-year, it can produce strong annual performance while making decisions that are in the best long-term interest of the company and its shareholders. Our named executive officers were motivated by this Same Store EBITDA growth rate for 2011.

In addition to Same Store EBITDA, the Committee also placed continued emphasis on delivering higher total shareholder return relative to our peers (as measured through Relative TSR). Relative TSR is total shareholder return on an investment in our common shares compared to total shareholder return on an investment in the common shares of each company in our peer group. Total shareholder return is calculated for us and each REIT in our peer group by assuming a one-year hypothetical investment in the common shares of the respective entity. The value of the investment at the end of the one-year period, based on market value of the common shares and assuming the reinvestment of dividends, is compared to the value at the beginning of the period and expressed as a percentage return on the original investment.

For 2011, the Committee adopted a peer group which included REITs focused in the retail sector of the real estate industry. The company’s relative ranking within this peer group was calculated on a “league table” ranking methodology based on the total shareholder return of each of the following peer group companies.

• Acadia Realty Trust	• Kite Realty Group
• Cedar Realty Trust, Inc.	• Inland Real Estate Corporation
• Equity One, Inc.	• Regency Centers Corporation
• Federal Realty Investment Trust	• Ramco-Gershenson Properties Trust
• Kimco Realty Corporation	• Weingarten Realty Investors

As discussed above, Same Store EBITDA, Relative TSR and specific personal performance goals are the basis of our annual performance-based incentive compensation program. If management achieves the “target” level of performance on all metrics, an annual performance-based bonus equal to the “target” level will be awarded. At the same time, the Committee also adopted a performance level at which “threshold” annual performance-based bonus awards are paid and a performance level for the “maximum” annual performance-based bonus award payouts. If management achieves a performance level below the “threshold” level on all metrics, no annual performance-based bonuses will be paid. Likewise, if achievement equals or exceeds the “maximum” level, annual performance-based bonuses equal to the “maximum” level will be paid. A mix of achievement of our performance metrics above the “threshold” level but below the “maximum” level results in a payout for our annual performance-based bonuses based on the weighting assigned for each metric for each named executive officer, as further discussed below.

Role of the Committee and Management in Executive Compensation

The Committee has overall responsibility for the compensation programs provided to our named executive officers. The Committee establishes financial performance metrics and targets used for annual performance-based bonuses, conducts an in-depth review of performance against objectives, reviews market pay practices as they relate to both cash-based and equity-based award programs and specifically approves compensation arrangements for Mr. Hurwitz. For the named executive officers (other than Mr. Hurwitz), Mr. Hurwitz sets the annual performance-based objectives and evaluates the performance against such objectives. Mr. Hurwitz advises the Board and the Committee of those outcomes on an annual basis.

Compensation Consultant

For 2011, the Committee retained Gressle & McGinley as its independent compensation consultant. Gressle & McGinley assisted the Committee in 2011 with:

•	Its 2010 year-end performance review of Mr. Hurwitz to determine payments under the annual performance-based incentive compensation program for 2010 and paid in 2011;

•	Reviewing the shares earned for 2011 under the Value Sharing Equity Program;

•	Verifying the calculation of the Same Store EBITDA growth metric targets and results for 2011;

•	Evaluating companies for inclusion in the peer group for determining Relative TSR and confirming the results of our Relative TSR performance metric; and

•	Evaluating our director compensation program.

Peer Group

In 2011, we utilized the peer group described above under “Key Incentive Compensation Metrics” not in connection with any specific decision to change compensation, but instead to determine the Relative TSR portion of the annual performance-based incentive compensation program. This peer group includes companies with whom we compete for tenants, assets, capital and talent.

As discussed above, in 2011, the Committee, in consultation with Gressle & McGinley, worked on establishing a new peer group of REITs that we expect to use for compensation decisions in 2012 and beyond. This peer group will be used as the Committee considers new employment agreements for the company’s named executive officers as their current contracts expire on December 31, 2012. We expect to discuss this peer group more in next year’s proxy statement.

Analysis of 2011 Performance

We believe our operating strategy will generate long-term shareholder value, and during 2011 we made great strides in executing on our prime business strategy. In short, while 2010 was the year of the development and commencement of our prime business strategy, 2011 was a year of execution and results, summarized as follows.

Maintaining a Prime Balance Sheet

In 2011, we completed approximately $2.2 billion of capital transactions and financing activities to further strengthen our balance sheet and reduce financial risk. Our accomplishments include the following:

•	Reduced consolidated debt by $200 million from $4.3 billion to $4.1 billion;

•	Extended the weighted average maturity of consolidated debt from 3.9 years to 4.3 years;

•	Issued $300 million of 4.75%, seven-year unsecured notes;

•

Refinanced a $550 million senior secured term loan that was scheduled to mature in February 2012 with a new $500 million senior secured term loan. The new term loan has a final maturity of September 2015, and pricing is set at LIBOR plus 170 basis points;

•

Amended two senior unsecured revolving credit facilities, including the extension of the term of each to February 2016. The pricing on both revolving credit facilities was reduced to LIBOR plus 165 basis points, a decrease of 110 basis points from the previous rate;

•

Completed the initial public offering of Sonae Sierra Brasil (or SSB) which generated gross proceeds of approximately $280 million. The IPO raised the capital necessary to fund SSB’s planned development and expansion pipeline;

•

Sold 9.5 million common shares in a public offering generating net proceeds of approximately $130 million. The net proceeds, plus $60 million of cash from the exercise of warrants to purchase the company’s common shares by Mr. Alexander Otto and certain members of his family, were used to redeem $180 million of the company’s 8% Class G Preferred Shares; and

•	Paid cash dividends of $0.22 per common share, an increase of 175% from 2010.

Operating a Prime Portfolio

In 2011, we made the following progress with regard to increasing our ownership and operation of prime properties and improving the overall quality of the portfolio to contribute to long-term value creation and earnings growth:

•	Sold 44 properties representing $461 million of primarily non-prime assets, of which our share was $371 million, including the sale of $57 million of non-income producing assets;

•	Purchased 6 properties aggregating $270 million of prime shopping centers;

•	Increased the percentage of our net operating income generated from the prime portfolio to approximately 89%; and

•

Improved the credit quality of cash flow by expanding our leasing relationships with best-in-class retailers such as Bed Bath & Beyond, Best Buy, Cinemark, Home Depot, Kohl’s, Kroger, Lowes, Nordstrom Rack, Old Navy, PetSmart, Target, TJX Companies, Walmart, and Whole Foods.

Maintaining a Prime Operating Platform

In 2011, we also achieved the following operational accomplishments and platform improvements:

•	Leased approximately 11.7 million square feet of gross leasable area;

•	Increased our portfolio leased rate to 93.6%, up 100 basis points from 92.6% at year-end 2010;

•	Increased the leased rate of the prime portfolio to 95.0%, up 120 basis points from 93.8% at year-end 2010;

•	Increased total portfolio average annualized base rent per occupied square foot by approximately 3.4%;

•	Increased total portfolio ancillary income by approximately 24% in 2011 to approximately $54 million;

•	Achieved same store net operating income growth, exceeding budgeted expectations;

•	Reduced leasing capital expenditures year-over-year despite an overall continued increase in new deal volume;

•	Achieved a consistent level of maintenance capital expenditures year-over-year while maintaining asset quality and high property management standards;

•	Rebranded the company and introduced a new corporate identity, logo and tag line consistent with the strategic direction of the enterprise;

•	Developed and launched a mobile-based shopping platform, ValuText, to compete with other mobile shopping applications and create value for our retail partners;

•	Reduced general and administrative expenses by 9% year-over-year, excluding separation charges, to 4.4% of total revenues compared to 4.9% in 2010;

•	Recruited and hired a new Executive Vice President of Employment to lead our efforts of creating and maintaining a prime organization that fosters industry leaders through a culture of mentorship; and

•

Recruited and hired a new Senior Vice President of Capital Markets to lead our efforts of attaining consensus investment grade credit ratings and actively managing the balance sheet while maintaining and developing strong lender relationships.

As shown below, our achievements in 2011 led to growth in Same Store EBITDA that exceeded our target. (For purposes of this chart, YoY indicates a year-over-year comparison.)

Same Store EBITDA

Level	2011 YoY SS EBITDA Growth
Maximum
Target +	—
Target
Threshold +
Threshold
Zero

Over the past year, our Relative TSR results were below target relative to our retail peer group as shown in the following chart. However, as discussed below, we believe our prime business strategy has and will continue to enable us, over time, to outperform our peer group.

1-Year Relative Total Shareholder Return: DDR vs. Strip Center Peer Group Index

The performance-based incentive compensation we awarded to our named executive officers for 2011 was established based on our combined above-target 2011 Same Store EBITDA performance, our below-target one-year Relative TSR performance, and the achievement of individual performance objectives during 2011. However, as noted above, our compensation philosophy is to focus on long-term and not just short-term results, and we have designed our executive compensation program to reward long-term value creation through our Value Sharing Equity Program (or VSEP). The VSEP, which is described in more detail below, provides our named executive officers and other key officers with the opportunity to earn restricted shares based on increases in our adjusted market capitalization over a benchmark level established as of July 2009. This program delivers pay for creating shareholder value over an approximately three-year time frame, rather than being limited to just an annual period. The results to date indicate that we have increased our adjusted market capitalization and created shareholder value by over $2.1 billion since the commencement of the VSEP in July 2009.

The combination of our clear and measurable performance-based incentive compensation plan, along with our goal of sustainable, long-term results measured through our VSEP, demonstrate that we have designed a compensation program that incentivizes delivering performance that is building the foundation for long-term investment value for our shareholders and that outperforms our peer group. While not specifically used as a metric for determining our annual performance-based compensation opportunities or results, a review of our Relative TSR over a three-year period shows that we are outperforming our peer group over a longer time horizon, as illustrated in the following chart.

3-Year Relative Total Shareholder Return: DDR vs. Strip Center Peer Group Index

Over the past 24 months, we have made substantial changes and improvements in our business strategy and our balance sheet in order to serve the long-term interests of shareholders, customers, and employees. We also aligned our compensation programs to reward the achievement of these strategic changes. We believe our performance demonstrates the effectiveness, over time, of our strategic business plan and our compensation program is consistent with our philosophy to reward executives for enhancing long-term shareholder value.

Principal Elements of Compensation

The following table summarizes the key elements of our executive compensation program for 2011:

Element	Characteristics	Purpose
Base Salary	• Fixed annual cash compensation based on comparative market analysis and contractual commitments and subject to possible annual merit adjustments	• Provides competitive base level of annual cash compensation to help retain executive talent

Annual Performance- Based Incentive Compensation	• Annual performance-based incentives delivered in cash to the CEO and in the form of cash and equity to the other named executive officers (with such equity being subject to time-based vesting)	• Incentivizes executives to achieve individual and company objectives and aligns executives’ compensation interests with shareholders’ investment interests

	• Payouts earned based on a combination of Same Store EBITDA, Relative TSR and individual performance	• Expected total compensation (base salary, annual incentive compensation and equity awards) provides a competitive level of pay that recognizes achievement and promotes retention of executives

Long-Term Equity Compensation – Value Sharing Equity Program Awards

• Special long-term, performance-based equity awards for 38 officers of the company

• Restricted shares earned based on increases in adjusted market capitalization over an established initial base point and then subject to additional time-based vesting over four years, subject to accelerated or continued vesting in certain instances

• Motivates and rewards executives for achieving long-term share-price appreciation, helps retain executives, and aligns executives’ compensation interests with shareholders’ investment interests

Retirement Benefits

• Standard tax-qualified defined contribution (401(k)) plan that provides tax efficient vehicle to accumulate retirement savings, subject to limits on compensation under the Internal Revenue Code

• Nonqualified cash and equity deferred compensation plans that permit contributions in excess of Internal Revenue Code limits

• Provides benefits that are competitive with industry practices

Health and Other Welfare Benefits	• Broad-based employee benefits program, including health, life, disability and other insurance and customary fringe benefits providing for basic health and welfare needs	• Provides benefits that are competitive with industry practices

Perquisites	• Country club and other club fee and expense reimbursement provided to a limited number of executives	• Encourages executives to build community and business relationships, and helps attract and retain executives

Named Executive Officers

The following six individuals are our named executive officers for 2011:

•	Mr. Daniel B. Hurwitz, President and Chief Executive Officer;

•	Mr. David J. Oakes, Senior Executive Vice President and Chief Financial Officer;

•	Mr. Paul W. Freddo, Senior Executive Vice President of Leasing and Development;

•	Mr. John S. Kokinchak, Senior Executive Vice President and Chief Administrative Officer;

•	Ms. Christa A. Vesy, Executive Vice President and Chief Accounting Officer; and

•	Mr. Scott A. Wolstein, former Executive Chairman of the Board, who ceased being a member of the Board in April 2011 and whose employment with the company terminated in July 2011.

Analysis of 2011 Compensation Decisions and Actions

Annual Compensation

Base Salaries.    We pay salaries to our named executive officers to provide them with a base level of income for services rendered. Each of the named executive officers was a party to an employment agreement with us that provided for a minimum base salary amount, which may be adjusted higher from time to time during the term of the contract. These minimum base salaries were originally established based on an analysis of the salaries paid to executives in comparable positions within our industry provided by Gressle & McGinley. The base salaries for 2011 for the named executive officers were determined in accordance with these contractual obligations.

Mr. Hurwitz’s base salary for 2011 remained unchanged from the prior years of 2009 and 2010. Mr. Oakes’ and Mr. Freddo’s base salaries increased in 2011 due to strong performance in achieving their individual objectives in the prior year and the fact that their base salaries had not increased since 2009 (other than a promotional increase for Mr. Oakes upon assuming the role of Chief Financial Officer in March 2010). Mr. Kokinchak’s base salary increased in 2011 due to his strong prior year performance relative to his individual objectives and his promotion and acceptance of additional responsibilities as Chief Administrative Officer. Ms. Vesy’s base salary also increased in 2011 due to her achievement of prior year individual objectives and her assumption of a more active role in company management responsibilities.

The following table summarizes our named executive officers’ annual base salary rates for 2010 and 2011, and the year-over-year change in their base salary rates:

Named Executive Officer	2010 Year-End Base Salary		2011 Year-End Base Salary	% Change
Daniel B. Hurwitz		$616,000	$616,000	0
David J. Oakes		$450,000	$475,000	5.6
Paul W. Freddo		$380,000	$400,000	5.3
John S. Kokinchak		$280,000	$310,000	10.7
Christa A. Vesy Scott A. Wolstein(1)	$ $	210,000 875,000	$225,000 n/a	7.1 n/a

(1)	Mr. Wolstein ceased being a member of the Board in April 2011 and his employment with the company terminated in July 2011 (see “Executive Compensation Tables and Related Disclosure – Employment Agreements – Prior Employment Agreement and Release Agreement with Mr. Wolstein” below for more information). As a result, Mr. Wolstein is not included in certain tables below because he did not participate in the annual performance-based incentive compensation program during 2011.

For more information on base salaries earned by our named executive officers, please refer to the 2011 Summary Compensation Table below.

Annual Performance-Based Incentive Compensation

For 2011, we established annual performance-based incentive compensation opportunities for our named executive officers. These incentive compensation opportunities were linked to achievement against specific financial, strategic and operational metrics, and those metrics were applied and weighted for the executives based upon their roles. The metrics and the applicable weightings for each executive were as follows:

	2011 Metric Weightings
Named Executive Officer	Same Store EBITDA	Relative TSR	Board Assessment of CEO Individual Objectives	CEO Assessment and Individual Objectives	Total
Daniel B. Hurwitz	33 1/3%	33 1/3%	33 1/3%	0%	100%
David J. Oakes	33 1/3%	33 1/3%	0%	33 1/3%	100%
Paul W. Freddo	55%	10%	0%	35%	100%
John S. Kokinchak	55%	10%	0%	35%	100%
Christa A. Vesy	55%	10%	0%	35%	100%

Same Store EBITDA Metric.    Achievement of our Same Store EBITDA goal was measured on a scale from a “no award” level for performance “below expectations” to a “maximum” level for “superior” performance. These achievement opportunities for the named executive officers with respect to the Same Store EBITDA metric are set forth in the following chart:

Performance Level	Same Store EBITDA Growth YoY	Award Level
Maximum	4%	Maximum
Target +	3%	Target +
Target	2%	Target
Threshold +	1%	Threshold +
Threshold	0%	Threshold
Below Expectation	<0%	None

In 2011, we achieved year-over-year growth of slightly over 3.1% in Same Store EBITDA which represented a “target +” performance level.

Relative TSR Metric.    Achievement with respect to our Relative TSR metric was also measured on a scale from a “no award” level for performance “below expectations” to a “maximum” level for “superior” performance. These achievement opportunities for the named executive officers with respect to the Relative TSR metric are set forth in the following chart:

Company Rank	Percentile	Award Level
1	100th	Maximum
2	90th	Maximum
3	80th	Target +
4	70th	Target
5	60th	Target
6	50th	Target
7	40th	Threshold +
8	30th	Threshold
9	20th	Threshold
10	10th	None
11	0	None

In 2011, we achieved Relative TSR performance that ranked 8th out of 11 REITs (including our company) in our peer group, or 30th percentile, which represented a “threshold” performance level.

Individual Objectives.    At the beginning of 2011, individual objectives were set for all named executive officers. The Committee set the objectives for Mr. Hurwitz, the weighting of which is indicated in the 2011 Metric Weightings table above. For Mr. Hurwitz, the qualitative individual objectives consisted of strategic planning and execution, leadership, management of human and capital resources, Board relations, and managing critical external constituents such as investors and tenants.

At the end of 2011, each Board member subjectively scored Mr. Hurwitz in a blind survey on a scale of 1 (which meant “well below expectations”) to 5 (which meant “well above expectations”) for each qualitative objective. The weighted score yielded a qualitative assessment of Mr. Hurwitz for annual performance-based bonus purposes. For example, a score of 3.0 (which meant “meets expectations”) would have equated to a “target” annual performance-based bonus, while a score of 1.0 (which meant “well below expectations”) would have resulted in no bonus. A score between 3.0 and 4.0 would be adjusted by interpolation to result in an annual performance-based bonus between “target” and “maximum” levels. Mr. Hurwitz’s qualitative assessment for 2011 yielded a score of 3.84 for the individual objectives portion of his annual performance-based incentive award.

Mr. Hurwitz set the individual objectives for the other eligible named executive officers at the beginning of 2011, as discussed below, and evaluated their performance against those objectives at the end of the year. This evaluation took place as part of our year-end performance appraisal process. The individual objectives for the named executive officers were weighted as indicated in the 2011 Metric Weightings table above and consisted of the following:

Named Executive Officer	Individual Objectives
David J. Oakes

• Raise capital opportunistically to meet 2011 debt maturities

• Continue to extend debt maturity profile

• Lower debt to EBITDA levels to those established in the approved annual budget

• Lower consolidated debt to levels set in the approved annual budget

• Dispose of at least $150 million of non-prime assets

• Enhance investor relations through personal contact and improved transparency

• Communicate operational and financial progress to rating agencies for potential upgrades

• Assume an increased leadership role throughout the organization

Paul W. Freddo

• Increase year-end leased rate by 100 basis points

• Achieve superior same store net operating income growth

• Plan and execute strategic redevelopments to contribute to corporate growth per annual budget

• Increase total portfolio average annualized base rent per square foot

• Enhance tenant-landlord relationships

• Improve credit quality of tenants throughout the portfolio

• Increase leasing deal volume and velocity

• Monetize development land

• Focus on talent, mentorship and departmental organizational dynamics

Named Executive Officer	Individual Objectives
John S. Kokinchak

•  Control common area maintenance and capital expenses in accordance with established budgets

•  Increase total portfolio ancillary income revenue pursuant to the budget

•  Effectively promote corporate brand through national marketing

•  Opportunistically develop e-commerce programs that enhance our operating platform and strengthen our tenants

•  Reduce accounts receivable balances through enhanced property management collection efforts

•  Effectively coordinate and implement corporate rebranding strategy

Christa A. Vesy

•  Maintain high quality and transparent external and internal financial reporting function as well as strong adherence to internal control framework

•  Leverage our partnerships with key national tenants, strategic use of vendor relationships, and technology to continue to drive best in class performance initiatives in Lease Administration

•  Reduce accounts receivable balances through enhanced centralized collection efforts

•  Increase productivity and efficiency through increased leverage of advanced IT solutions

In addition to evaluating performance relative to their individual objectives, Mr. Hurwitz undertook a subjective evaluation of the performance of Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy. Based on his review of the officers’ degree of achievement of the individual objectives described above and his subjective evaluation, Mr. Hurwitz determined that Messrs. Oakes, Freddo and Kokinchak each achieved a “maximum” performance level on the individual and subjective metrics and Ms. Vesy performed at a level ranking her between the “target +” and “maximum” performance levels.

Cash Performance-Based Incentive Compensation.    Based on the annual Same Store EBITDA results, the Relative TSR, and the individual objectives described above, the Committee recommended an overall annual performance-based bonus at slightly above the “target” level for Mr. Hurwitz, based on the relative weighting of the performance factors as described above. Based on the annual Same Store EBITDA results, the Relative TSR, and the individual objectives described above, Mr. Hurwitz recommended an annual performance-based bonus between the “target” and “maximum” levels for Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy based on the relative weighting of the performance factors described above.

Payment for achievement of the metrics described above was delivered in the form of cash. Below is a summary of the annual performance-based incentive compensation opportunities available and paid to each named executive officer for 2011, which levels were established in each named executive officer’s employment contract for 2011 and were based on an analysis of the annual cash bonus opportunities paid to executives in comparable positions within our industry as determined by Gressle & McGinley when those contracts were negotiated:

	Annual Performance-Based Incentive Opportunity (% of Base Salary)			Annual Performance-Based Incentive Opportunity ($)
Named Executive Officer	Threshold	Target	Maximum	Threshold	Target	Maximum	Actual ($)
Daniel B. Hurwitz	200	300	400	1,232,000	1,848,000	2,464,000	1,934,240
David J. Oakes	50	75	150	237,500	356,250	712,500	494,791
Paul W. Freddo	50	75	125	200,000	300,000	500,000	405,000
John S. Kokinchak	50	75	125	155,000	232,500	387,500	313,875
Christa A. Vesy	15	30	60	33,750	67,500	135,000	96,188

Equity Awards.    After the annual performance-based cash incentive was calculated, the equity awards for eligible named executive officers were determined. Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy were eligible to receive equity awards equal in value to an amount determined from a formula based on their actual annual performance-based cash incentive payment. More specifically, the value of their equity awards was calculated by taking the actual percentage achievement under the cash portion of the plan and applying it to the opportunity established for each named executive officer under the equity portion of the annual incentive program. The resulting percentage was applied to the combined value of each executive’s annual performance-based cash incentive payment plus his or her base salary at 2011 year-end. In lieu of such equity awards and pursuant to the terms of his employment agreement, Mr. Hurwitz received or receives long-term equity incentive compensation through the vesting of the VSEP grants (as described below), his prior promotion award (as described below) and our 2009 retention grant.

The table below summarizes the equity incentive opportunity available and granted for each of the eligible named executive officers (expressed both as a percentage of the sum of their annual performance-based bonus and salary and in actual dollars):

Named Executive Officer	Annual Equity Award Opportunity (% of Salary + Bonus)			Actual Annual Equity Award (% of Salary + Bonus)	Actual Annual Equity Award ($)
	Threshold	Target	Maximum
David J. Oakes	50	75	150	104.2	1,010,207
Paul W. Freddo	25	50	100	76.3	613,818
John S. Kokinchak	25	50	100	76.3	475,761
Christa A. Vesy	10	20	40	28.5	91,569

Consistent with past practice, 75% of the value of the annual equity award was awarded in the form of restricted shares and 25% of the value was awarded in the form of stock options, based on the value of our common shares as of the grant date. The first 20% of the restricted shares immediately vest at grant and the remainder of the restricted shares vests in equal annual installments over the next four years. The stock options vest in three equal annual installments beginning one year after the grant date. The following table sets forth the number of restricted shares and stock options granted to each of Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy in February 2012:

Form of Award	Exercise Price	Oakes	Freddo	Kokinchak	Vesy
Stock Options	$13.86	49,446	30,045	23,286	4,482
Restricted Shares	—	54,665	33,215	25,745	4,955

We believe that time-based vesting restricted shares provide significant retention incentives for our executive officers as they directly align the compensation interests of our executive officers with the investment interests of our shareholders. The holder of restricted shares has the right to receive dividends and to vote with respect to all restricted shares immediately upon their grant. We also believe that time-based vesting stock options are a valuable motivating tool and provide a long-term incentive to the executive officers because these officers will realize gain on their stock options only if our shareholders also recognize gain on their holdings of our shares. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends. Options are granted with an exercise price equal to the closing price of our common shares on the date of grant. We have never repriced any stock options or issued options with “reload” provisions. The number of options granted is determined by dividing the value of the annual equity incentive award earned by the value of an option based on the Black-Scholes valuation model.

Long-Term Equity Compensation

Prior Promotion Equity Award to Mr. Hurwitz.    On January 1, 2010 and in an effort to align the growth of Mr. Hurwitz’s income with the total return to shareholders, Mr. Hurwitz received a promotion equity award of 160,000 restricted shares (vesting in annual 20% increments) upon assuming the duties of Chief Executive Officer, which award we refer to as his “promotion award.” Mr. Hurwitz did not receive an increase in base salary in 2010 when assuming the duties of Chief Executive Officer or in 2011. The promotion award continues to vest in annual 20% increments on each of January 1, 2013 and 2014, and 60% of the shares (96,000) have vested as of March 20, 2012. The promotion award is subject to accelerated vesting upon Mr. Hurwitz’s death, disability or the termination of his employment without cause within two years following a change in control of the company. The award is also subject to continued vesting upon a termination without cause and under certain other circumstances or at the end of the term of his employment agreement, which is scheduled to expire on December 31, 2012.

Prior Promotion Equity Award to Mr. Oakes.    On February 22, 2010, Mr. Oakes received a promotion equity award of 50,000 restricted shares upon assuming the duties of Chief Financial Officer as part of our leadership succession plan. The promotion award continues to vest in annual 20% increments on each of February 22, 2013 and 2014, and 60% of the shares (30,000) have vested as of March 20, 2012. The promotion award is subject to accelerated vesting upon Mr. Oakes’s death, disability or the termination of his employment without cause within two years following a change in control of the company.

Value Sharing Equity Program.    In July 2009, our Board approved and adopted the VSEP and the grant of awards to our named executive officers under the VSEP and our equity-based award plans. The VSEP and the restricted shares granted under this program are subject to the terms of our 2008 equity plan. Under this program, we reward participants with a portion of the “value created” (in other words, the increase in our adjusted market capitalization at specified “measurement dates” over our market capitalization at the beginning of the program, as further described below) through periodic grants of restricted shares. The underlying principle of the VSEP is that management “shares” in the value it creates for shareholders. There are two design elements of this plan that are important to note. First, management shares in the “value creation” only if shareholders experience an increase in their investment, and second, if any increase in shareholder wealth is not sustainable over time, the value shared with management is diminished. In addition, any restricted shares granted under this program are subject to a time-based vesting period during which the shares will vest in 20% increments beginning on the date of grant and on each of the first four anniversaries of the grant date.

Each participant was assigned a “percentage share” of the value created. After the first measurement date of July 31, 2010, each participant received a number of restricted shares with an aggregate value equal to two-sevenths of the participant’s percentage share. After each of the second, third and fourth measurement dates of January 31, 2011, July 31, 2011 and January 31, 2012, each participant received a number of restricted shares that, when combined with the value of shares awarded on all prior measurement dates, had an aggregate value equal to three-sevenths, four-sevenths and five-sevenths, respectively, of the participant’s percentage share. For each measurement date, the number of restricted shares awarded to a participant is reduced by the number of restricted shares previously earned by the participant on the prior measurement dates. This will keep the participants from benefiting more than once for increases in our share price that occurred during earlier measurement periods.

The percentage share assigned to each named executive officer in 2009, and the aggregate number of restricted shares received by each named executive officer in 2011 and from the commencement of the VESP through the January 31, 2012 measurement date, are set forth in the table below. From the time that the VSEP was adopted in 2009 through January 31, 2012, over $2.1 billion in “shareholder value” has been created for our shareholders which supports the awarding of the restricted shares under the VSEP as described below.

Named Executive Officer	Value Sharing Opportunity	Restricted Shares Received in 2011	Total Restricted Shares Received (through 1/31/12)
Daniel B. Hurwitz	0.5800% (58.00 basis points)	330,320	631,470
David J. Oakes	0.1300% (13.00 basis points)	74,040	141,540
Paul W. Freddo	0.1300% (13.00 basis points)	74,040	141,540
John S. Kokinchak	0.0725% ( 7.25 basis points)	41,290	78,935
Christa A. Vesy	0.0400% ( 4.00 basis points)	22,780	43,550
Scott A. Wolstein(1)	0.7250% (72.50 basis points)	324,270	568,005

(1)	As of July 2011, Mr. Wolstein was no longer an employee of the company and therefore is no longer eligible to receive any future grants under the VSEP.

On the two remaining future measurement dates of July 31, 2012 and December 31, 2012 (the final measurement date), we will measure the value created during the period between the start of the VSEP and the applicable measurement date. Value created will be measured as the increase in our market capitalization as adjusted for any equity issuances or equity repurchases between the start of the VSEP and the applicable measurement date. Any additional shares earned by participants with respect to these measurement dates will be granted in a manner consistent with prior measurement dates and will vest in accordance with the plan.

Other Benefits and Information

Perquisites.    Pursuant to their employment agreements, the named executive officers received certain additional benefits during 2011. The Committee believes that these benefits are reasonable and consistent with its overall compensation program and better enable us to attract and retain superior executive talent, as was evident by their inclusion in our recently negotiated employment agreements with these named executive officers.

Under their employment agreements, Messrs. Hurwitz, Oakes, Freddo and Kokinchak are entitled to the payment by us of their annual regular membership fees, assessments, and dues for a local country club, if they elected to join such a club. In addition, the employment agreements for each of our named executive officers provide for participation in health, life, disability and other insurance plans, sick leave, reasonable vacation time and other customary fringe benefits.

Retirement Benefits.    We have established a tax qualified 401(k) plan for our employees pursuant to which we, during 2011, made semi-monthly, matching contributions equal to 50% of each participant’s contribution, up to 6% of the sum of his or her base salary plus annual performance bonus, not to exceed the sum of 3% of the participant’s base salary plus annual performance bonus, subject to Internal Revenue Code limits.

Elective Deferred Compensation Plan.    Our named executive officers are entitled to participate in our elective deferred compensation plan and our equity deferred compensation plan. Pursuant to the elective deferred compensation plan, executive officers can defer up to 100% of their base salaries and annual performance-based bonuses, less applicable taxes and authorized benefits deductions. The elective deferred compensation plan is a non-qualified plan and is an unsecured, general obligation of the company and we have established and funded a “rabbi” trust to satisfy our payment obligations under this plan. We provide a matching contribution to any participant in a given year who has contributed the maximum permitted under our 401(k) plan. The maximum matching contribution is equal to the difference between (1) 3% of the sum of the executive’s base salary and annual performance-based bonus eligible for deferral under the 401(k) plan and the elective deferred compensation plan, combined, and (2) the actual employer matching contribution provided under the 401(k) plan. Earnings on a participant’s deferred account are based on the results of the investment options available in the plan that are selected by the participant. Settlement is generally made in cash at a date determined by the participant at the time a deferral election is made. Messrs. Hurwitz, Oakes, Freddo and Kokinchak elected to defer a portion of their 2011 total annual cash compensation pursuant to the elective deferred compensation plan. For information on the value of annual cash compensation deferred by the named executive officers in 2011, please refer to the 2011 Summary Compensation Table and the 2011 Nonqualified Deferred Compensation Table below.

Equity Deferred Compensation Plan.    Pursuant to the equity deferred compensation plan, our executive officers, including the named executive officers, have the right to defer the receipt of restricted shares earned under any equity compensation plan. The value of a participant’s deferrals is converted into units, based on the market value of our common shares at the time of the deferral, so that each unit is equivalent in value to one common share. We have established and funded a “rabbi” trust, which holds our common shares, to satisfy our payment obligations under this plan. Common shares equal to the number of units credited to the participants’ accounts under this plan are placed in the rabbi trust. In the event of our insolvency, the assets of the rabbi trust are available to general creditors. Settlement of units is generally made in our common shares at a date determined by the participant at the time a deferral election is made. In 2011, Messrs. Hurwitz and Oakes deferred receipt of 56,634 and 40,787 restricted shares, respectively.

Employment Agreements and Change in Control Agreements

During 2011, the company was a party to employment agreements with each of the named executive officers. Mr. Wolstein’s employment with the company terminated without cause in July 2011, and his employment agreement with us ceased, as further described below. We entered into a separation agreement with Mr. Wolstein in April 2011 to memorialize the terms of his termination of employment. For more information about the termination payments and benefits provided to Mr. Wolstein in connection with his termination of employment, see “Executive Compensation Tables and Related Disclosure — Employment Agreements — Prior Employment Agreement and Release Agreement with Mr. Wolstein” below.

At the commencement of 2011, the company was also a party to separate change in control agreements with Messrs. Oakes, Freddo, and Kokinchak and Ms. Vesy. Under these agreements, certain benefits were payable by us if a “Triggering Event” occurs within two years after a “Change in Control” (each as defined in the agreements). In general, the Committee believed that the use of change in control agreements was appropriate because such agreements helped insure a continuity of management during a potential change in control and helped insure that management remained focused on completing a transaction that is likely to maximize shareholder value. Payments would only have been triggered if both a change in control occurred and the executive officer was terminated or effectively terminated, or if actions were taken that materially and adversely impacted the executive officer’s position with us or his or her compensation. The Committee believed that the payment of change in control compensation would be appropriate because the executive officer may have forgone other opportunities at the time of the change in control. We were not a party to independent change in control agreement with Mr. Hurwitz, but his employment agreement contains his change in control provisions, as further described below.

We continue to implement responsible pay practices. In April 2011, we entered into new employment agreements with Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy that superseded, replaced and combined their existing employment and change in control agreements. Consistent with best practices, these new employment agreements, among other revisions:

•

were established for a fixed term (through December 31, 2012 for Messrs. Oakes, Freddo and Kokinchak and through February 28, 2012 for Ms. Vesy), eliminating the “evergreen” automatic renewal feature contained in the prior agreements;

•	eliminated all excise tax gross-up provisions;

•

increased the threshold required to constitute a change in control from an acquisition of 20% of the voting power of our securities to 30% of the voting power of our securities without the prior consent of the Board; and

•

reduced severance payable upon a triggering event following a change in control from two times annual base salary and two times annual bonus at the maximum level to two times annual base salary and two times annual bonus at the target level.

More information concerning the terms of the employment agreements and the amounts payable pursuant to the employment agreements is provided in the narrative to the 2011 Grants of Plan-Based Awards Table below, and additional information concerning the payments and benefits upon Mr. Wolstein’s termination is provided in the “Employment Agreements — Prior Employment Agreement and Release Agreement with Mr. Wolstein” section below.

Stock Ownership Guidelines for 2011

Under the stock ownership guidelines established by our Board and applicable during 2011, each named executive officer was required to own common shares or common share equivalents with an aggregate market value of no less than the sum of the officer’s annual salary and annual performance-based cash bonus for the immediately preceding year no later than the fourth anniversary of the March 15th on which the officer received his or her first grant of common share equivalents, and on each anniversary date thereafter. Our Board established this particular level of stock ownership for our executive officers because it provided reasonable evidence of our continuing commitment to have the interests of our executive officers aligned with the investment interests of our shareholders. Unvested restricted shares and shares deferred into our equity deferred compensation plan counted as common share equivalents toward satisfying the stock ownership guidelines. All of our named executive officers met our established stock ownership guidelines as of December 31, 2011.

Stock Ownership Guidelines for 2012

In February 2012, our Board adopted new stock ownership guidelines for certain executive officers including the named executive officers effective February 15, 2012. Under the updated stock ownership guidelines, each named executive officer must own common shares or common share equivalents with an aggregate market value of no less than the applicable multiple of such officer’s annual base salary for the immediately preceding year, which for the President and Chief Executive Officer shall be five times his/her annual base salary and for all other such officers shall be three times his/her annual base salary. Such minimum share ownership requirement must be satisfied initially (1) by no later than the fifth anniversary of the first March 15th following the latest to occur of (A) the date such officer becomes a named executive officer, (B) the date such officer receives his or her first grant of common shares or common share equivalents, and (C) March 15, 2012 (we refer to this latest date as the Commencement Date), and then (2) on each anniversary of March 15th thereafter.

Our Board established this particular level of stock ownership for our named executive officers because it provides reasonable evidence of our continuing commitment to have the interests of our named executive officers aligned with the investment interests of our shareholders. Notwithstanding the foregoing and unless otherwise approved by the Nominating and Corporate Governance Committee, each named executive officer is required to own 20% of the requisite value of common shares and common share equivalents on the first March 15th following the Commencement Date, and an additional 20% on the anniversary of such date until the fifth anniversary when such requirement must be satisfied. Unvested restricted shares and shares deferred into our equity deferred compensation plan will count as common share equivalents toward satisfying the stock ownership guidelines. All of our named executive officers satisfied the new stock ownership guidelines as of March 15, 2012.

Margin Policy

In 2010, our Board adopted a policy prohibiting our directors and executive officers from (1) engaging in certain hedging transactions involving the company’s stock, and (2) pledging company stock as collateral for a loan because the Board determined that such a policy is in the best interests of the company and our shareholders. The policy provides a phase-in period of five years, with regard to arrangements that existed at the time the policy became effective. Currently all named executive officers and directors are in compliance with the company’s policy. One director currently maintains certain margin arrangements that are subject to the policy’s phase-in provisions.

Tax and Accounting Implications

Impact of Section 162(m) of the Internal Revenue Code.    We have made an election to qualify as a real estate investment trust under the Internal Revenue Code, and as such generally will not be subject to federal income tax. Thus, the deduction limit for compensation paid to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, of a public company contained in Section 162(m) of the Internal Revenue Code is not material to the design and structure of our executive compensation program.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the proxy statement for the 2012 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

Executive Compensation Committee

Robert H. Gidel, Chairman

James C. Boland

Victor B. MacFarlane

Barry A. Sholem

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Executive Compensation Committee.

Compensation-Related Risk Analysis

The senior management team, specifically through management’s internal compensation committee, regularly reviews the risks related to our compensation policies and practices across the company. This committee, chaired by Mr. Hurwitz, is regularly provided with information that allows us to review and discuss our policies and practices as they relate to company-wide compensation programs and the identification of any risks that are likely to have a material adverse impact on the company. The management compensation committee also reviews the specific performance measures relating to any of the company’s annual performance-based bonus metrics and our long-term incentive programs to assess any potential risks. In the process of conducting this internal review, the management compensation committee also considers best practice information from our peer companies, as provided by our compensation and benefits department or, if necessary, by Gressle & McGinley.

The Committee has overall responsibility for overseeing the risks relating to compensation policies and practices affecting senior management. The Committee uses its consultant, Gressle & McGinley to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the company, and this review also focused on variable and incentive compensation elements, as well as policies and practices that could mitigate or balance any such incentives.

After conducting these reviews, including most recently in early 2012, both the Committee and management compensation committee have determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on the company.

Executive Compensation Tables and Related Disclosure

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Daniel B. Hurwitz	2011	616,000	—	—	—	1,934,240	54,105	2,604,345
President and Chief Executive Officer	2010	616,000	—	1,481,600	—	1,848,400	77,359	4,023,359
	2009	616,000	750,000	4,424,782	—	2,396,240	27,261	8,214,283

David J. Oakes	2011	470,834	—	762,033	254,016	494,791	32,161	2,013,835
Senior Executive Vice President and Chief Financial Officer	2010 2009	440,000 390,000	— —	1,163,661 1,436,988	214,304 77,768	487,620 487,500	33,815 36,189	2,339,400 2,428,445

Paul W. Freddo	2011	396,667	—	349,830	116,607	405,000	26,447	1,294,551
Senior Executive Vice President of Leasing and Development	2010 2009	380,000 380,000	— —	224,442 983,080	73,090 12,297	337,583 285,000	24,369 22,717	1,039,484 1,683,094

John S. Kokinchak	2011	305,000	—	257,791	85,927	313,875	32,491	995,084
Senior Executive Vice	2010	273,333	—	135,019	43,962	248,745	34,938	735,997
President and Chief Administrative Officer	—	—	—	—	—	—	—	—

Christa A. Vesy	2011	218,938	—	51,448	17,138	96,188	9,055	392,767
Executive Vice President and Chief Accounting Officer	— —	— —	— —	— —	— —	— —	— —	— —

Scott A. Wolstein	2011	218,750	—	—	—	—	8,613,888	8,832,638
Former Executive Chairman of the Board	2010	875,000	—	—	—	3,281,250	19,725	4,175,975
	2009	875,000	1,000,000	6,034,976	—	3,963,522	42,237	11,915,735

(1)	The amounts reported in columns (c) and (g) for 2011 include amounts deferred into our 401(k) plan (a qualified plan) and our elective deferred compensation plan (a nonqualified plan) by Messrs. Hurwitz, Oakes, Freddo, Kokinchak and Wolstein and Ms. Vesy for the year ended December 31, 2011 as follows: Mr. Hurwitz, $76,500; Mr. Oakes, $41,500; Mr. Freddo, $50,000; Mr. Kokinchak, $32,000; Ms. Vesy, $16,500; and Mr. Wolstein, $42,475. Under our elective deferred compensation plan, deferred amounts are payable to the named executive officer at a date and in a form specified by the named executive officer at the time of his or her deferral election in accordance with the provisions of the plan.

(2)	The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (or FASB) Accounting Standards Codification (or ASC) Topic 718 of stock awards granted during the reported years. Assumptions used in the calculation of these amounts for 2011 are included in footnote 14 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012. For more information about the awards reported in this column for 2011, see “Compensation Discussion and Analysis — Analysis of 2011 Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation — Equity Awards” above. For information about restricted stock received by each named executive officer during 2011 under the VSEP, see the Outstanding Equity Awards at 2011 Fiscal Year-End Table below.

(3)

The amounts reported in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of option awards granted during the reported years. Assumptions used in the calculation of these amounts for 2011 are included in footnote 14 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012. For more information about the awards reported in this column for 2011, see “Compensation

Discussion and Analysis — Analysis of 2011 Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation — Equity Awards” above.

(4)	The amounts reported in column (g) for 2011 reflect cash amounts earned by such executives as annual performance-based incentive compensation. For more information about the awards reported in this column for 2011, see “Compensation Discussion and Analysis — Analysis of 2011 Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation — Cash Performance-Based Incentive Compensation” above.

(5)	The amounts shown in column (h) for the named executive officers for 2011 include:

•	for Mr. Hurwitz, matching contributions to the deferred compensation plan and 401(k) plan of $38,250 and country club expenses;

•	for Mr. Oakes, matching contributions to the deferred compensation plan and 401(k) plan of $20,750 and country club expenses;

•	for Mr. Freddo, matching contributions to the deferred compensation plan and 401(k) plan of $22,027;

•	for Mr. Kokinchak, matching contributions to the deferred compensation plan and 401(k) plan of $16,000 and country club expenses;

•	for Ms. Vesy, matching contributions to the 401(k) plan of $6,246; and

•

for Mr. Wolstein, matching contributions to the deferred compensation plan and 401(k) plan of $29,900 and contractual termination payments triggered as the result of Mr. Wolstein’s employment separation on July 1, 2011 of $8,583,750. For more information about the termination payments and benefits provided to Mr. Wolstein under his employment agreement and release agreement, see “Executive Compensation Tables and Related Disclosure — Employment Agreements — Prior Employment Agreement and Release Agreement with Mr. Wolstein” below.

None of the amounts reported for the named executive officers for 2011 in column (h), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits, except as disclosed in this footnote.

2011 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	(i)	(j)	(k)	(l)
Daniel B. Hurwitz	—	—	1,848,000	2,464,000	—	—	—	—	—	—	—

David J. Oakes	—	—	356,250	712,500	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	55,100	—	—	762,033
	2/22/2011	—	—	—	—	—	—	—	45,132	13.83	254,016

Paul W. Freddo	—	—	300,000	500,000	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	25,295	—	—	349,830
	2/22/2011	—	—	—	—	—	—	—	20,718	13.83	116,607

John S. Kokinchak	—	—	232,500	387,500	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	18,640	—	—	257,791
	2/22/2011	—	—	—	—	—	—	—	15,267	13.83	85,927

Christa A. Vesy	—	—	67,500	135,000	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	3,720	—	—	51,448
	2/22/2011	—	—	—	—	—	—	—	3,045	13.83	17,138

Scott A. Wolstein(5)	—	—	3,281,250	4,375,000	—	—	—	—	—	—	—

(1)	Amounts for the named executive officers reflect the annual performance bonus opportunities established for 2011 under their employment agreements at the “Target” and “Maximum” levels. The “Threshold” column shows dashes because the ultimate value of the annual performance-based incentive payouts could be reduced to zero. The amounts actually earned by the named executive officers for 2011 are included in the “Non-Equity Incentive Plan Compensation” column (column (g)) of the 2011 Summary Compensation Table above. See “Compensation Discussion and Analysis — Analysis of 2011 Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation” above for additional information about the annual performance-based incentive compensation awards.

(2)	Amounts disclosed in this column for the named executive officers reflect annual equity awards of restricted shares issued in February 2011. For more information about the awards reported in this column for 2011, see “Compensation Discussion and Analysis — Analysis of 2011 Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation — Equity Awards” above.

(3)	Amounts disclosed in this column for the named executive officers reflect annual equity awards of stock options issued in February 2011. For more information about the awards reported in this column for 2011, see “Compensation Discussion and Analysis — Analysis of 2011 Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation — Equity Awards” above.

(4)	Amounts disclosed in this column for equity awards are computed in accordance with FASB ASC Topic 718.

(5)	Mr. Wolstein’s employment with the company terminated in July 2011 and therefore he did not receive a non-equity incentive compensation award for 2011.

Employment Agreements

Employment Agreement with Mr. Hurwitz.    We are a party to an employment agreement with Mr. Hurwitz, and the terms of his employment agreement are described below.

The term of the employment agreement between Mr. Hurwitz and us runs from July 29, 2009 through December 31, 2012, unless his employment is earlier terminated under the employment agreement. The employment agreement provides for a minimum base salary, subject to increases approved by the Committee, of $616,000 for Mr. Hurwitz. Mr. Hurwitz had no increase in base salary from 2009 to 2011. For 2012, the Committee recommended, and the Board approved, an increase in Mr. Hurwitz’s annual base salary to $750,000. Mr. Hurwitz is entitled to participate in our broad-based retirement and other benefit plans, including our 401(k) plan and our deferred compensation program, and is also entitled to receive the medical and dental insurance coverage and benefits maintained by us during the term that are generally available to our other employees. We will also provide disability insurance coverage (or self-insure such coverage) for Mr. Hurwitz during the term while Mr. Hurwitz is employed by us of at least $25,000 per month through age 65.

Under his employment agreement, Mr. Hurwitz is entitled to annual performance-based cash bonuses equal to a percentage of his year-end base salary as determined by the Committee. The respective “threshold,” “target” and “maximum” annual cash bonus opportunities, as a percentage of year-end base salary, are: 200%, 300% and 400%. The Committee establishes the performance factors and criteria relevant for determination of such annual cash bonuses from time to time. There are no guaranteed annual cash bonuses under the employment agreement.

The employment agreement may be terminated under a variety of circumstances, including Mr. Hurwitz’s death. Our Board may terminate the employment agreement for “cause” if Mr. Hurwitz engages in certain specified conduct, if he is disabled for a specified period of time or at any other time without cause by giving him at least 90 days’ prior written notice. Mr. Hurwitz may also terminate his employment agreement for “good reason” in certain specified circumstances or at any other time without good reason by giving us at least 90 days’ prior written notice.

Mr. Hurwitz is entitled under the employment agreement to certain additional payments and benefits in the event of certain termination circumstances. If Mr. Hurwitz is terminated by our Board without cause or he terminates his employment for good reason during the term (and the termination is not in connection with a change in control (as defined in the employment agreement)), he is entitled to receive: (1) accrued but unpaid base salary and his prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount, which amount varies depending on when during the term of the agreement Mr. Hurwitz’s employment terminated, and which amount, if Mr. Hurwitz was to be terminated under these circumstances during 2012, would equal the sum of his base salary for the period after the termination date through the end of the term plus his “target” annual cash bonus opportunity for 2012; and (3) continued health and welfare benefits for him and his eligible dependents through the end of the term. Additionally, in the event of such termination, subject to the terms of applicable equity plans, Mr. Hurwitz’s unvested time-based equity awards and earned but unvested long-term equity incentive awards (including those under the VSEP) will remain outstanding and continue to vest according to their original vesting terms, subject to our Board’s discretion to cash-out such equity awards.

If Mr. Hurwitz’s employment is terminated by reason of his death during the term, his estate or beneficiaries are entitled to receive his accrued but unpaid base salary and his prior year’s annual cash bonus to the extent not paid, and his eligible dependents are entitled to receive continued health and welfare benefits through the end of the term. Additionally, Mr. Hurwitz’s estate or beneficiaries are entitled to receive a lump sum amount equal to $2.5 million either from us or as a life insurance payment. If Mr. Hurwitz is terminated due to disability during the term, he is entitled to receive: (1) his accrued but unpaid based salary and his prior year’s annual cash bonus to the extent not paid; and (2) continued health and welfare benefits for him and his eligible dependents through the end of the term. Certain of these termination payments and benefits described above are subject to execution of a general release of claims against us or our waiver of such release.

Under the employment agreement, the following payments and benefits are payable by us to Mr. Hurwitz if a “Triggering Event” occurs during the term following a “change in control”: (1) accrued but unpaid base salary and his prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount, which amount varies depending on when during the term of the agreement Mr. Hurwitz’s employment terminated, and which amount, if the termination occurs during 2012, would equal the sum of his base salary for the period after the termination date through the end of the term plus his “target” annual cash bonus opportunity for 2012; and (3) continued health and welfare benefits for him and his eligible dependents through the end of the term. Additionally, under such circumstances, subject to the terms of applicable equity plans, Mr. Hurwitz’s unvested time-based equity awards and earned but unvested long-term equity incentive awards (including those under the VSEP) will remain outstanding and continue to vest according to their original vesting terms, subject to our Board’s discretion to cash-out such equity awards. Under these circumstances, we will also be deemed to have waived any requirement for a general release of claims against us.

The terms “change in control” and “Triggering Event” are defined in the employment agreements. Change in control generally means the occurrence during the term of certain events including consummation of a merger or consolidation in which we are not the surviving entity, a sale of substantially all of our assets, or the liquidation or dissolution of the company and certain significant changes in the ownership of our outstanding securities or in the composition of our Board. For Mr. Hurwitz, a Triggering Event means certain situations specified in his employment agreement and occurring during the term in which, within two years after a change in control, he is terminated or terminates his employment as a result of certain adverse impacts on his position with us or compensation.

The employment agreement also contains a confidentiality covenant regarding our proprietary information that runs for the duration of the term plus two years, a non-solicitation covenant that runs for the duration of the term and other provisions generally designed to ensure compliance with Section 409A of the Internal Revenue Code. Mr. Hurwitz is also subject to a noncompetition covenant for the duration of the term that covers the four largest real estate investment trusts (excluding us) based on market capitalization that focus primarily on neighborhood and community shopping centers (subject to a one percent public equity ownership exception).

Prior Employment Agreement and Release Agreement with Mr. Wolstein.    Prior to the termination of Mr. Wolstein’s employment on July 1, 2011, the company was a party to an employment agreement with Mr. Wolstein on terms substantially similar to Mr. Hurwitz’s employment agreement. As a result of our termination of Mr. Wolstein’s employment under his employment agreement without “cause,” Mr. Wolstein received in connection with a release agreement certain payments and other benefits from us pursuant to his employment agreement and certain benefits pursuant to our 2008 equity plan and our benefit and retirement plans. These payments and benefits included: $7,871,719 as his contractual severance payment; one year of health benefits; the vesting of 94,387 common shares previously earned and granted to Mr. Wolstein in accordance with our 2008 equity plan; a cash payment in lieu of common shares previously earned and granted to Mr. Wolstein in an amount equal to his statutory minimum termination withholding tax obligations for his equity awards; $160,000 in connection with his waiver to stand for re-election to the Board at the 2011 Annual Meeting; $300,000 in satisfaction of the company’s obligation to provide continuing office support and secretarial services until the earliest of the end of the term, his death, the date he begins other employment, or the third anniversary of his termination date; and $30,000 for the fees of legal and other advisors.

Prior Employment Agreements with Messrs. Oakes, Freddo, and Kokinchak.    During 2011, we were also a party to employment agreements with the other named executive officers.

Until replaced by new employment agreements as described below, each of the employment agreements with Messrs. Oakes, Freddo, and Kokinchak contained an “evergreen” provision that provided for an automatic extension of the agreement for an additional year at the end of each fiscal year, subject to the parties’ termination rights. We could terminate the agreements by giving each officer 90 days’ prior written notice. The agreements provided for minimum base salaries as disclosed in Compensation Discussion and Analysis section above. Mr. Oakes was entitled to the payment by us of regular membership fees, assessments, and dues for a local country club. In addition, the employment agreements provided for participation in health, life, disability and other insurance plans, sick leave, reasonable vacation time and other customary fringe benefits.

Pursuant to their prior employment agreements, each of Messrs. Oakes, Freddo, and Kokinchak was entitled to an annual performance-based bonus equal to a percentage of his base salary. See “Compensation Discussion and Analysis — Analysis of Compensation Decisions and Actions — Annual Performance-Based Incentive Compensation” above for a discussion of the methods used to determine these annual performance-based bonuses and each named executive officer’s “threshold,” “target” and “maximum” annual performance-based bonus opportunity. If the named executive officer’s employment was terminated by us without cause, or by the named executive officer for good reason, he was entitled to receive a payment equal to his annual salary plus a pro rata portion (through the date of termination) of the annual performance bonus he would have earned based on actual results for the applicable year and continued life, disability and medical insurance for a period of one year following such termination.

In the cases of Messrs. Oakes, Freddo, and Kokinchak, the prior employment agreements also provided that, to the extent that any of the payments to be made under the employment agreements or the change in control agreements discussed below (together with all other payments of cash or property, whether pursuant to the agreements or otherwise), constituted “excess parachute payments” under certain tax laws, we would pay to the executive officer such additional amounts as were necessary to cause him to receive the same after-tax compensation that he would have received but for the application of such tax laws. This provision was subsequently eliminated in the new employment agreements as described below.

Current Employment Agreements with Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy.     In April 2011, we entered into new employment agreements with Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy. The new employment agreements, among other things, eliminated the tax gross-up entitlements that certain of these officers had under their prior employment and change in control agreements. The new employment agreements also increased the threshold for triggering a change in control as a result of the acquisition of beneficial ownership of our outstanding securities from 20% or more to 30% or more of the voting power of our outstanding securities without the prior consent of our Board, which threshold is now consistent with that under Mr. Hurwitz’s employment agreement. These new employment agreements are materially consistent with the terms of our employment agreement with Mr. Hurwitz, except that:

•	Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy are not entitled to any separate disability insurance coverage;

•

Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy, upon a termination without cause or for good reason (other than in connection with a change in control, as defined in the employment agreements), are entitled to receive: (1) accrued but unpaid base salary as of the termination date and the prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount equal to one times base salary as of the termination date plus one times the annual cash bonus at the “target” level for the year in which the termination date occurs; (3) one year of continued health, dental and vision coverage; and (4) payment by us for one year of outplacement services;

•

Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy, upon a termination by reason of disability, or their representatives, upon a termination by reason of death, are entitled to receive: (1) accrued but unpaid base salary and the prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount equal to one times base salary as of the termination date plus one times the annual cash bonus at the “target” level for the year in which the termination date occurs; and (3) one year of continued health, dental and vision coverage;

•

Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy, upon a qualifying termination within two years of a change in control of the company, are entitled to receive: (1) accrued but unpaid base salary and the prior year’s annual cash bonus to the extent not paid; (2) a lump sum amount equal to two times base salary as of the termination date plus two times the annual cash bonus at the “target” level for the year in which the termination date occurs; (3) 18 months of continued health, dental and vision coverage; and (4) payment by us for one year of outplacement services; and

•	the confidentiality covenant and noncompetition covenants extend for two years and one year following the employment agreement term, respectively.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b-1)	(b-2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Daniel B. Hurwitz	2/24/2004	17,342	—	—	36.32	2/24/2014	—	—	—	—
	2/24/2005	48,789	—	—	41.37	2/24/2015	—	—	—	—
	2/23/2006	26,669	—	—	50.81	2/23/2016	—	—	—	—
	2/23/2007	22,809	—	—	66.75	2/23/2017	—	—	—	—
	2/21/2008	88,785	—	—	37.69	2/21/2018	—	—	—	—
	—	—	—	—	—	—	537,250	6,538,333	—	—

David J. Oakes	4/16/2007	100,000	—	—	64.60	4/16/2017	—	—	—	—
	2/21/2008	45,438	—	—	37.69	2/21/2018	—	—	—	—
	1/12/2009	241,290	—	—	6.02	1/12/2019	—	—	—	—
	2/22/2010	14,200	28,400	—	10.11	2/22/2020	—	—	—	—
	2/22/2011	—	45,132	—	13.83	2/22/2021	—	—	—	—
	—	—	—	—	—	—	218,595	2,660,301	—	—

Paul W. Freddo	10/1/2008	25,000	—	—	30.80	10/1/2018	—	—	—	—
	1/12/2009	12,048	—	—	6.02	1/12/2019	—	—	—	—
	2/22/2010	4,843	9,686	—	10.11	2/22/2020	—	—	—	—
	2/22/2011	—	20,718	—	13.83	2/22/2021	—	—	—	—
	—	—	—	—	—	—	139,011	1,691,764	—	—

John S. Kokinchak	8/16/2004	13,219	—	—	35.70	8/16/2014	—	—	—	—
	2/24/2005	1,008	—	—	41.37	2/24/2015	—	—	—	—
	2/23/2006	1,233	—	—	50.81	2/23/2016	—	—	—	—
	2/23/2007	2,994	—	—	66.75	2/23/2017	—	—	—	—
	2/21/2008	9,159	—	—	37.69	2/21/2018	—	—	—	—
	1/12/2009	44,910	—	—	6.02	1/12/2019	—	—	—	—
	2/22/2010	2,913	5,826	—	10.11	2/22/2020	—	—	—	—
	2/22/2011	—	15,267	—	13.83	2/22/2021	—	—	—	—
	—	—	—	—	—	—	80,582	980,683	—	—

Christa A. Vesy	1/3/2007	15,000	—	—	63.25	1/3/2017	—	—	—	—
	2/21/2008	3,336	—	—	37.69	2/21/2018	—	—	—	—
	2/22/2010	1,647	3,294	—	10.11	2/22/2020	—	—	—	—
	2/22/2011	—	3,045	—	13.83	2/22/2021	—	—	—	—
	—	—	—	—	—	—	44,800	545,216	—	—

Scott A. Wolstein	—	—	—	—	—	—	126,473	1,539,176	—	—

(1)	Unexercisable stock options vest in three equal annual installments beginning one year after the grant date.

(2)	The amounts reported in this column reflect:

•

for Mr. Hurwitz: 60,000 restricted shares that will vest on December 31, 2012; 96,000 restricted shares that vested or will vest in equal installments on each of January 1, 2012, 2013 and 2014; 129,164 restricted shares that vested or will vest in equal installments on each of January 31, 2012, 2013, 2014 and 2015; 116,994 restricted shares that will vest in equal installments on each of July 31, 2012, 2013 and 2014; and 135,092 restricted shares that will vest in equal installments on each of July 31, 2012, 2013, 2014 and 2015;

•

for Mr. Oakes: 20,000 restricted shares that will vest on December 31, 2012; 28,952 restricted shares that vested or will vest in equal installments on each of January 31, 2012, 2013, 2014 and 2015; 69,060 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013 and 2014; 44,080 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013, 2014 and 2015; 26,223 restricted shares that will vest in equal installments on each of July 31, 2012, 2013 and 2014; and 30,280 restricted shares that will vest in equal installments on each of July 31, 2012, 2013, 2014 and 2015;

•

for Mr. Freddo: 20,000 restricted shares that will vest on December 31, 2012; 28,952 restricted shares that vested or will vest in equal installments on each of January 31, 2012, 2013, 2014 and 2015; 13,320 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013 and 2014; 20,236 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013, 2014 and 2015; 26,223 restricted shares that will vest in equal installments on each of July 31, 2012, 2013 and 2014; and 30,280 restricted shares that will vest in equal installments on each of July 31, 2012, 2013, 2014 and 2015;

•

for Mr. Kokinchak: 10,000 restricted shares that will vest on December 31, 2012; 16,148 restricted shares that vested or will vest in equal installments on each of January 31, 2012, 2013, 2014 and 2015; 8,013 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013 and 2014; 14,912 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013, 2014 and 2015; 14,625 restricted shares that will vest in equal installments on each of July 31, 2012, 2013 and 2014; and 16,884 restricted shares that will vest in equal installments on each of July 31, 2012, 2013, 2014 and 2015;

•

for Ms. Vesy: 5,000 restricted shares that will vest on December 31, 2012; 8,908 restricted shares that vested or will vest in equal installments on each of January 31, 2012, 2013, 2014 and 2015; 10,530 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013 and 2014; 2,976 restricted shares that vested or will vest in equal installments on each of February 22, 2012, 2013, 2014 and 2015; 8,070 restricted shares that will vest in equal installments on each of July 31, 2012, 2013 and 2014; and 9,316 restricted shares that will vest in equal installments on each of July 31, 2012, 2013, 2014 and 2015; and

•

for Mr. Wolstein: 40,364 restricted shares that vested or will vest on January 31, 2012; 64,007 restricted shares that will vest on July 31, 2012; and 22,102 restricted shares that will vest on July 31, 2013.

(3)	These amounts were calculated based upon the closing price of our common shares on December 30, 2011 of $12.17.

Except as otherwise indicated, the information in the Outstanding Equity Awards at 2011 Fiscal Year-End Table above is provided as of December 31, 2011.

2011 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Daniel B. Hurwitz	0	0	197,062	2,683,422
David J. Oakes	0	0	77,589	1,050,914
Paul W. Freddo	0	0	53,048	711,512
John S. Kokinchak	0	0	29,532	397,994
Christa A. Vesy	18,384	155,896	16,500	223,298
Scott A. Wolstein	0	0	213,601	2,835,943

(1)	Computed as the number of shares multiplied by the spread between the exercise price and market price on the exercise date.

(2)	Computed as the number of shares acquired on vesting using the closing price of our common shares on the date of vesting.

2011 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)
Elective Deferred Compensation Plan:
Daniel B. Hurwitz	60,000	30,900	(10,872)	—	442,766
David J. Oakes	25,000	13,625	(1,511)	—	174,729
Paul W. Freddo	28,000	14,677	(4,844)	—	117,039
John S. Kokinchak	10,000	8,650	(2,711)	—	71,497
Christa A. Vesy	—	—	—	—	—
Scott A. Wolstein	20,475	22,550	(33,314)	(20,774)	449,003

Equity Deferred Compensation Plan:
Daniel B. Hurwitz	689,236	—	(246,804)	(1,161,077)	1,891,936
David J. Oakes	532,747	—	(325,621)	—	2,329,813
Paul W. Freddo	—	—	—	—	—
John S. Kokinchak	—	—	(8,540)	—	54,132
Christa A. Vesy	—	—	—	—	—
Scott A. Wolstein	—	—	—	—	—

(1)	The amounts reported for our named executive officers in this column for the Elective Deferred Compensation Plan are reported under the “Salary” column of the 2011 Summary Compensation Table above (amounts reported for the Equity Deferred Compensation Plan are derived from equity awards for which grant date fair values were previously disclosed in our Summary Compensation Tables).

(2)	The amounts reported for our named executive officers in this column are fully reported for each named executive officer in the “All Other Compensation” column of the 2011 Summary Compensation Table above.

(3)	None of the amounts reported for our named executive officers in this column are reported in the 2011 Summary Compensation Table.

(4)	In accordance with their individual deferral elections, Mr. Hurwitz elected to have a prior deferral to the equity deferred compensation plan distributed to him in 2011 and Mr. Wolstein elected to have a prior deferral to the elective deferred compensation plan distributed to him in 2011.

(5)	The amounts reported for our named executive officers in this column have been previously reported as deferred compensation in Summary Compensation Tables included in prior years’ proxy statements.

Our nonqualified deferred compensation plans, which include the elective deferred compensation plan and the equity deferred compensation plan, are described more fully in the Compensation Discussion and Analysis under “Other Benefits and Information” above.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and we maintain certain plans that will require us to provide compensation and other benefits to the named executive officers in the event of a termination of employment or a change in control of the company. Based on a hypothetical termination and/or change in control occurring on December 30, 2011, the following tables describe the potential payments upon such termination or change in control for each named executive officer other than Mr. Wolstein. Dashes included in a table indicate that the named executive officer is not entitled to receive a particular benefit. For information about Mr. Wolstein’s actual termination and related benefits and payments, see the section above entitled “Executive Compensation Tables and Related Disclosure — Employment Agreements — Prior Employment Agreement and Release Agreement with Mr. Wolstein.”

Daniel B. Hurwitz

Executive Benefits and Payments upon Termination	Retirement or Other Voluntary Termination	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Involuntary or Good Reason Termination (Change in Control)	Disability	Death
Compensation:
Cash Severance(1)	$0	$4,312,000	$0	$4,312,000	$0	$2,500,000
Long-term Incentives:
Unvested Restricted Shares(2)	$0	$1,898,520	$0	$1,898,520	$1,898,520	$1,898,520
Unvested VSEP Awards(3)	$0	$4,940,770	$0	$5,001,748	$4,940,770	$4,940,770
Unvested Stock Options	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:
Post-Termination Health and Welfare Benefits(4)	$0	$20,000	$0	$20,000	$20,000	$20,000
Life Insurance Proceeds(5)	$0	$0	$0	$0	$0	$400,000
Disability Insurance Proceeds(6)	$0	$0	$0	$0	$4,421,654	$0
Outplacement Services	—	—	—	—	—	—
Accrued Vacation(7)	$0	$0	$0	$0	$0	$0

TOTAL:	$0	$11,171,290	$0	$11,232,268	$11,280,944	$9,759,290

(1)	Reported amounts calculated pursuant to the terms of Mr. Hurwitz’s Amended and Restated Employment Agreement and consist of Mr. Hurwitz’s base salary on December 30, 2011 plus two times Mr. Hurwitz’s “target” annual bonus for 2011 (except in the case of death, for which the amount consists of a fixed payment amount). Assumes all accrued base salary and bonus has been paid to Mr. Hurwitz.

(2)	Reported amounts consist of Mr. Hurwitz’s 96,000 unvested promotion shares plus his 60,000 unvested retention shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event.

(3)	Reported amounts consist of Mr. Hurwitz’s 381,250 unvested award shares under the VSEP plus 24,729 shares (29,740 shares in the case of termination in connection with a change in control) assumed to be earned for the measurement period interrupted as a result of the triggering event valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event.

(4)	Reported amounts consist of our estimate of one year of continued health and welfare benefits costs.

(5)	Reported amount consists of our estimate of the available life insurance death benefit.

(6)	Reported amount consists of our estimate of payments for long-term disability using a present value calculation that takes into account (i) Mr. Hurwitz’s age and total payments over the benefit term assuming that the disability occurs on December 30, 2011, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(7)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

David J. Oakes

Executive Benefits and Payments upon Termination	Retirement or Other Voluntary Termination	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Involuntary or Good Reason Termination (Change in Control)	Disability	Death
Compensation:
Cash Severance(1)	$0	$831,250	$0	$1,662,500	$831,250	$831,250
Long-term Incentives:
Unvested Restricted Shares(2)	$0	$243,400	$0	$1,620,314	$1,620,314	$1,620,314
Unvested VSEP Awards(3)	$0	$1,107,435	$0	$1,121,100	$1,107,435	$1,107,435
Unvested Stock Options(4)	$0	$0	$0	$58,504	$58,504	$58,504
Benefits and Perquisites:
Post-Termination Health and Welfare Benefits(5)	$0	$20,000	$0	$30,000	$20,000	$20,000
Life Insurance Proceeds(6)	$0	$0	$0	$0	$0	$400,000
Disability Insurance Proceeds(7)	$0	$0	$0	$0	$2,469,923	$0
Outplacement Services(8)	$0	$15,000	$0	$15,000	$0	$0
Accrued Vacation(9)	$0	$0	$0	$0	$0	$0

TOTAL:	$0	$2,217,085	$0	$4,507,418	$6,107,426	$4,037,503

(1)	Reported amounts calculated pursuant to the terms of Mr. Oakes’ Amended and Restated Employment Agreement and consist of one times Mr. Oakes’ base salary on December 30, 2011 plus an annual bonus at the “target” level for 2011 (except in the case of termination in connection with a change in control, in which case the amount consists of two times Mr. Oakes’ base salary on December 30, 2011 plus two times Mr. Oakes’ “target” annual bonus for 2011). Assumes all accrued base salary and bonus has been paid to Mr. Oakes.

(2)	Reported amounts consist of Mr. Oakes’ 30,000 unvested promotion shares, plus 20,000 unvested retention shares, plus 83,140 unvested annual equity shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event (except in the case of without cause/good reason termination, in which case the amount consists of Mr. Oakes’ 20,000 unvested retention shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares continue to vest as a result of the triggering event).

(3)	Reported amounts consist of Mr. Oakes’ 85,455 unvested award shares under the VSEP plus 5,542 shares (6,665 shares in the case of termination in connection with a change in control) assumed to be earned for the measurement period interrupted as a result of the triggering event valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event.

(4)	Reported amounts consist of Mr. Oakes’ 28,400 stock options valued at a spread of $2.06 per share based on our closing stock price on December 30, 2011 of $12.17 per share, which stock options accelerate as a result of the triggering event.

(5)	Reported amounts consist of our estimate of one year of continued health and welfare benefits costs (except in the case of termination in connection with a change in control, in which case the amount is an eighteen month estimate).

(6)	Reported amount consists of our estimate of the available life insurance death benefit.

(7)	Reported amount consists of our estimate of payments for long-term disability using a present value calculation that takes into account (i) Mr. Oakes’ age and total payments over the benefit term assuming that the disability occurs on December 30, 2011, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(8)	Reported amounts consist of our estimate of one year of outplacement service.

(9)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

Paul W. Freddo

Executive Benefits and Payments upon Termination	Retirement or Other Voluntary Termination	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Involuntary or Good Reason Termination (Change in Control)	Disability	Death
Compensation:
Cash Severance(1)	$0	$700,000	$0	$1,400,000	$700,000	$700,000
Long-term Incentives:
Unvested Restricted Shares(2)	$0	$243,400	$0	$651,777	$651,777	$651,777
Unvested VSEP Awards(3)	$0	$1,107,435	$0	$1,121,100	$1,107,435	$1,107,435
Unvested Stock Options(4)	$0	$0	$0	$19,953	$19,953	$19,953
Benefits and Perquisites:
Post-Termination Health and Welfare Benefits(5)	$0	$20,000	$0	$30,000	$20,000	$20,000
Life Insurance Proceeds(6)	$0	$0	$0	$0	$0	$400,000
Disability Insurance Proceeds(7)	$0	$0	$0	$0	$1,858,753	$0
Outplacement Services(8)	$0	$15,000	$0	$15,000	$0	$0
Accrued Vacation(9)	$0	$0	$0	$0	$0	$0

TOTAL:	$0	$2,085,835	$0	$3,237,830	$4,357,918	$2,899,165

(1)	Reported amounts calculated pursuant to the terms of Mr. Freddo’s Employment Agreement and consist of one times Mr. Freddo’s base salary on December 30, 2011 plus an annual bonus for 2011 at the “target” level (except in the case of termination in connection with a change in control, in which case the amount consists of two times Mr. Freddo’s base salary on December 30, 2011 plus two times Mr. Freddo’s “target” annual bonus for 2011). Assumes all accrued base salary and bonus has been paid to Mr. Freddo.

(2)	Reported amounts consist of Mr. Freddo’s 20,000 unvested retention shares, plus 33,556 unvested annual equity shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event (except in the case of without cause/good reason termination, in which case the amount consists of Mr. Freddo’s 20,000 unvested retention shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares continue to vest as a result of the triggering event).

(3)	Reported amounts consist of Mr. Freddo’s 85,455 unvested award shares under the VSEP plus 5,542 shares (6,665 shares in the case of termination in connection with a change in control) assumed to be earned for the measurement period interrupted as a result of the triggering event valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event.

(4)	Reported amounts consist of Mr. Freddo’s 9,686 stock options valued at a spread of $2.06 per share based on our closing stock price on December 30, 2011 of $12.17 per share, which stock options accelerate as a result of the triggering event.

(5)	Reported amounts consist of our estimate of one year of continued health and welfare benefits costs (except in the case of termination in connection with a change in control, in which case the amount is an eighteen month estimate).

(6)	Reported amount consists of our estimate of the available life insurance death benefit.

(7)	Reported amount consists of our estimate of payments for long-term disability using a present value calculation that takes into account (i) Mr. Freddo’s age and total payments over the benefit term assuming that the disability occurs on December 30, 2011, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(8)	Reported amounts consist of our estimate of one year of outplacement service.

(9)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

John S. Kokinchak

Executive Benefits and Payments upon Termination	Retirement or Other Voluntary Termination	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Involuntary or Good Reason Termination (Change in Control)	Disability	Death
Compensation:
Cash Severance(1)	$0	$542,500	$0	$1,085,000	$542,500	$542,500
Long-term Incentives:
Unvested Restricted Shares(2)	$0	$121,700	$0	$400,697	$400,697	$400,697
Unvested VSEP Awards(3)	$0	$617,631	$0	$625,258	$617,631	$617,631
Unvested Stock Options(4)	$0	$0	$0	$12,002	$12,002	$12,002
Benefits and Perquisites:
Post-Termination Health and Welfare Benefits(5)	$0	$20,000	$0	$30,000	$20,000	$20,000
Life Insurance Proceeds(6)	$0	$0	$0	$0	$0	$400,000
Disability Insurance Proceeds(7)	$0	$0	$0	$0	$3,070,655	$0
Outplacement Services(8)	$0	$15,000	$0	$15,000	$0	$0
Accrued Vacation(9)	$0	$0	$0	$0	$0	$0

TOTAL:	$0	$1,316,831	$0	$2,167,957	$4,663,485	$1,992,830

(1)	Reported amounts calculated pursuant to the terms of Mr. Kokinchak’s Amended and Restated Employment Agreement and consist of one times Mr. Kokinchak’s base salary on December 30, 2011 plus an annual bonus for 2011 at the “target” level (except in the case of termination in connection with a change in control, in which case the amount consists of two times Mr. Kokinchak’s base salary on December 30, 2011 plus two times Mr. Kokinchak’s “target” annual bonus for 2011). Assumes all accrued base salary and bonus has been paid to Mr. Kokinchak.

(2)	Reported amounts consist of Mr. Kokinchak’s 10,000 unvested retention shares, plus 22,925 unvested annual equity shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event (except in the case of without cause/good reason termination, in which case the amount consists of Mr. Kokinchak’s 10,000 unvested retention shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares continue to vest as a result of the triggering event).

(3)	Reported amounts consist of Mr. Kokinchak’s 47,657 unvested award shares under the VSEP plus 3,093 shares (3,720 shares in the case of termination in connection with a change in control) assumed to be earned for the measurement period interrupted as a result of the triggering event valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event.

(4)	Reported amounts consist of Mr. Kokinchak’s 5,826 stock options valued at a spread of $2.06 per share based on our closing stock price on December 30, 2011 of $12.17 per share, which stock options accelerate as a result of the triggering event.

(5)	Reported amounts consist of our estimate of one year of continued health and welfare benefits costs (except in the case of termination in connection with a change in control, in which case the amount is an eighteen month estimate).

(6)	Reported amount consists of our estimate of the available life insurance death benefit.

(7)	Reported amount consists of our estimate of payments for long-term disability using a present value calculation that takes into account (i) Mr. Kokinchak’s age and total payments over the benefit term assuming that the disability occurs on December 30, 2011, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(8)	Reported amounts consist of our estimate of one year of outplacement service.

(9)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

Christa A. Vesy

Executive Benefits and Payments upon Termination	Retirement or Other Voluntary Termination	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Involuntary or Good Reason Termination (Change in Control)	Disability	Death
Compensation:
Cash Severance(1)	$0	$292,500	$0	$585,000	$292,500	$292,500
Long-term Incentives:
Unvested Restricted Shares(2)	$0	$60,850	$0	$225,218	$225,218	$225,218
Unvested VSEP Awards(3)	$0	$340,743	$0	$344,946	$340,743	$340,743
Unvested Stock Options(4)	$0	$0	$0	$6,786	$6,786	$6,786
Benefits and Perquisites:
Post-Termination Health and Welfare Benefits(5)	$0	$20,000	$0	$30,000	$20,000	$20,000
Life Insurance Proceeds(6)	$0	$0	$0	$0	$0	$400,000
Disability Insurance Proceeds(7)	$0	$0	$0	$0	$3,640,939	$0
Outplacement Services(8)	$0	$15,000	$0	$15,000	$0	$0
Accrued Vacation(9)	$0	$0	$0	$0	$0	$0

TOTAL:	$0	$729,093	$0	$1,206,950	$4,526,186	$1,285,247

(1)	Reported amounts calculated pursuant to the terms of Ms. Vesy’s Amended and Restated Employment Agreement and consist of one times Ms. Vesy’s base salary on December 30, 2011 plus an annual bonus for 2011 at the “target” level (except in the case of termination in connection with a change in control, in which case the amount consists of two times Ms. Vesy’s base salary on December 30, 2011 plus two times Ms. Vesy’s “target” annual bonus for 2011). Assumes all accrued base salary and bonus has been paid to Ms. Vesy.

(2)	Reported amounts consist of Ms. Vesy’s 5,000 unvested retention shares, plus 13,506 unvested annual equity shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event (except in the case of without cause/good reason termination, in which case the amount consists of Ms. Vesy’s 5,000 unvested retention shares valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares continue to vest as a result of the triggering event).

(3)	Reported amounts consist of Ms. Vesy’s 26,294 unvested award shares under the VSEP plus 1,705 shares (2,050 shares in the case of termination in connection with a change in control) assumed to be earned for the measurement period interrupted as a result of the triggering event valued at our closing stock price on December 30, 2011 of $12.17 per share, which shares either accelerate and vest or continue to vest as a result of the triggering event.

(4)	Reported amounts consist of Ms. Vesy’s 3,294 stock options valued at a spread of $2.06 per share based on our closing stock price on December 30, 2011 of $12.17 per share, which stock options accelerate as a result of the triggering event.

(5)	Reported amounts consist of our estimate of one year of continued health and welfare benefits costs (except in the case of termination in connection with a change in control, in which case the amount is an eighteen month estimate).

(6)	Reported amount consists of our estimate of the available life insurance death benefit.

(7)	Reported amount consists of our estimate of payments for long-term disability using a present value calculation that takes into account (i) Ms. Vesy’s age and total payments over the benefit term assuming that the disability occurs on December 30, 2011, and (ii) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(8)	Reported amounts consist of our estimate of one year of outplacement service.

(9)	Assumes all vacation was either used during the fiscal year or forfeited at year-end pursuant to our vacation policy.

Separation Agreements.

Change in Control Agreements.    Mr. Hurwitz’s employment agreement includes provisions regarding the payments and benefits to which he is entitled in certain circumstances in the event of a change in control. For more information, see the “Executive Compensation Tables and Related Disclosure — Employment Agreements — Employment Agreement with Mr. Hurwitz” section above.

Under the change in control agreements for the other executive officers that were in effect through April 2011, including Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy, benefits were payable by us if a “Triggering Event” occurs within two years after a “Change in Control.” Payments were only triggered if both (1) a change in control occurred and (2) the officer was terminated or effectively terminated, or actions were taken that materially and adversely impacted the officer’s position with us or his or her compensation. A “Triggering Event” occurred if within two years after a change in control:

•	we terminated the employment of the named executive officer, other than in the case of a “Termination For Cause” (as defined in the applicable change in control agreement);

•

we reduced the named executive officer’s title, responsibilities, power or authority in comparison with his or her title, responsibilities, power or authority at the time of the change in control, and the officer then terminated his or her employment with us;

•

we assigned the named executive officer duties that were inconsistent with the duties assigned to the named executive officer on the date on which the change in control occurred and which duties we persisted in assigning to the named executive officer despite the prior written objection of that officer, and the officer then terminated his or her employment with us;

•

we (1) reduced the named executive officer’s base salary, his or her annual performance-based cash bonus percentages of salary, his or her group health, life, disability or other insurance programs (including any such benefits provided to the named executive officer’s family), his or her pension, retirement or profit-sharing benefits or any benefits provided by our equity-based award plans or any substitute therefore, (2) excluded him or her from any plan, program or arrangement in which our other executive officers are included, (3) established criteria and factors to be achieved for the payment of annual performance bonus compensation that are substantially different than the criteria and factors established for our other similar executive officers, or (4) failed to pay the named executive officer any annual performance bonus compensation to which the named executive officer was entitled through the achievement of the criteria and factors established for the payment of such bonus, and the officer then terminated his or her employment with us; or

•

we required the named executive officer to be based at or generally work from any location more than 50 miles from the geographical center of Cleveland, Ohio or any approved remote office, and the officer then terminated his or her employment with us.

A “Change in Control” occurred if:

•

any person or group of persons, acting alone or together with any of its affiliates or associates, acquired a legal or beneficial ownership interest, or voting rights, in 20% or more of the outstanding common shares;

•

at any time during a period of two years, individuals who were our directors at the beginning of the period no longer constituted a majority of the members of our Board unless the election, or the nomination for election by our shareholders, of each director who was not a director at the beginning of the period was approved by at least two-thirds of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period;

•

a record date was established for determining our shareholders entitled to vote upon (1) a merger or consolidation with another real estate investment trust, partnership, corporation or other entity in which we are not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (2) a sale or other disposition of all or substantially all of our assets, or (3) the dissolution of the company; or

•

our Board or our shareholders approved a consolidation or merger in which we are not the surviving corporation, the sale of substantially all of our assets, or the liquidation or dissolution of the company.

Upon the occurrence of a Triggering Event, we were required to pay the named executive officer an amount equal to the sum of two times the then-effective annual salary and the annual performance bonus at the maximum level payable to the officer. In addition, we agreed to provide continued insurance benefits that are comparable to or better than those provided to the named executive officer at the time of the Change in Control until the earlier of two years from the date of the Triggering Event and the date the named executive officer becomes eligible to receive comparable or better benefits from a new employer and outplacement services for a period of up to one year.

Each change in control agreement for Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy provided that to the extent that any of the payments to be made to the named executive officer (together with all other payments of cash or property, whether pursuant to the agreement or otherwise, other than pursuant to a performance unit plan or an outperformance award (if applicable)) constitutes “excess parachute payments” under certain tax laws, we would pay the named executive officer such additional amounts as are necessary to cause him or her to receive the same after-tax compensation that he or she would have but for the application of such tax laws. These change in control agreements were subsequently terminated upon us entering into the new employment agreements in April 2011 with Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy.

As discussed above, in April 2011, we entered into new employment agreements with Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy. In addition, the separate change in control agreements with Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy were terminated and the substantive provisions from these agreements described above were included in the new employment agreements with the modifications discussed below. The new employment agreements are materially consistent with the terms of our employment agreement with Mr. Hurwitz. In particular, the new employment agreements were revised to comport with current best practices. In particular, the new employment agreements addressed the following items:

•	The new employment agreements eliminated the tax gross-up entitlements that these officers had under their prior employment agreements;

•

The new employment agreements incorporated the substantive terms of the prior separate change in control agreements but increased the threshold for triggering a change in control as a result of the acquisition of beneficial ownership of our outstanding securities from 20% or more to 30% or more of the voting power of our outstanding securities without the prior consent of our Board, which threshold is now consistent with that under Mr. Hurwitz’s employment agreement; and

•

In addition, the annual performance-based bonus portion of severance payable to Messrs. Oakes, Freddo and Kokinchak and Ms. Vesy in the event of a Triggering Event was reduced from the “maximum” level to the “target” level.

Compensation of Directors

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
(a)	(b)	(c)	(d)
Terrance R. Ahern	232,361	—	232,361
James C. Boland	87,500	87,534	175,034
Thomas Finne	67,500	67,523	135,023
Robert H. Gidel	—	165,023	165,023
Volker Kraft	68,889	68,917	137,806
Rebecca L. Maccardini(3)	11,667	11,676	23,343
Victor B. MacFarlane	170,000	—	170,000
Craig Macnab	—	186,134	186,134
Scott D. Roulston	165,000	—	165,000
Barry A. Sholem	75,000	75,017	150,017
William B. Summers, Jr.(3)	38,333	38,341	76,674

(1)	All or a portion of the fees listed for Messrs. Ahern, MacFarlane and Roulston were deferred into the Directors’ Deferred Compensation Plan and converted into units that are the economic equivalent of common shares, as further described below.

(2)	The amounts reported in column (c) reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, for stock awards granted to the non-employee directors in 2011. Mr. MacFarlane had 10,000 option awards from grants in prior years outstanding as of December 31, 2011. No other option awards had been granted to the non-employee directors at December 31, 2011. None of the non-employee directors had unvested stock awards outstanding as of December 31, 2011. The grant date fair value of the stock awards issued to each non-employee director in fiscal year 2011 is reflected in this column.

(3)	Effective September 19, 2011, our Board elected Ms. Maccardini to serve as a member of our Board. Mr. Summers elected to not stand for re-election to our Board in May 2011 and therefore no longer served as a member of our Board effective as of May 15, 2011.

Director Compensation During 2011.     Our non-employee directors received an annual retainer of $125,000 for the year ended each May 14. The annual retainer was paid in either cash or our common shares, at the director’s election, provided that not less than 50% of the fees payable to non-employee directors was paid in the form of our common shares or common share equivalents, as described below. Non-chair members of the Audit Committee and the Executive Compensation Committees received $25,000 as an annual fee for their service on each committee. Non-chair members of the Nominating and Corporate Governance Committee received an annual fee of $20,000 for their service on this committee. Non-management members of the Dividend Declaration Committee received an annual fee of $10,000 for service on this committee. Persons who chaired the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee were entitled to receive an annual fee of $40,000, $40,000 and $30,000, respectively, for services rendered on these committees. The Chairman of the Board received an annual fee of $100,000 for service as Chairman of the Board. The Lead Director was entitled to receive additional annual compensation of $50,000 as a fee for services rendered as lead director. In 2011, Mr. Ahern served as Lead Director until April 2011 at which time he was elected to serve as Chairman of the Board. The fees paid to Mr. Ahern as the Chairman of the Board and the Lead Director were prorated. Additionally, each non-management member of our Board who served on the Executive Committee (which was eliminated by our Board in May 2011) received a prorated portion of an additional annual $25,000 fee for service on the Executive Committee.

No less than 50% of the total of each director’s annual retainer and annual Board committee fees (and annual lead director fee, if applicable) were received in the form of our common shares or deferred into the directors’ deferred compensation plan. Under the directors’ deferred compensation plan, deferred fees are converted into units that are the equivalent of common shares, although the units do not have voting rights. Fees were paid to committee members, the respective committee chairs, Chairman of Board, and the Lead Director in quarterly installments. The number of common shares (or common share equivalents under the directors’ deferred compensation plan) issued quarterly was determined by converting one-fourth of the value of the annual fees or retainers that each director elected to receive in the form of common shares (or deferred under the directors’ deferred compensation plan) into common shares (or common share equivalents under the directors’ deferred compensation plan) based on the fair market value of the common shares on the business day preceding the date of the issuance. These common shares were 100% vested on the date of issuance. Each non-employee director was also reimbursed for expenses incurred in attending meetings because we view meeting attendance as integrally and directly related to the performance of the non-employee directors’ duties.

Director Compensation During 2012.    In February 2012 and upon the recommendation of the Executive Compensation Committee, our Board elected to change the annual retainer portion of the compensation structure for directors in order to better align the interests of our directors with those of our shareholders. Effective February 15, 2012, the annual retainer portion of the director’s compensation was changed by reducing the cash portion to $50,000 per year, paid quarterly in arrears and granting each director 8,000 shares following the annual meeting of shareholders in each year commencing May 15, 2012 (the “Stock Retainer Fee”). The Stock Retainer Fee vests in full upon grant. All committee fees for the members and chairs of the Audit, Executive Compensation and Nominating and Corporate Governance Committees remain unchanged, as did the fees for Chairman of the Board (and if applicable, Lead Director). The fees for members of the Dividend Declaration Committee were also eliminated.

Directors’ Deferred Compensation Plan.    Non-employee directors have the right to defer all or a portion of their fees pursuant to our directors’ deferred compensation plan. Our directors’ deferred compensation plan is an unsecured, general obligation of the company. Participants’ contributions are converted to units, based on the market value of the common shares, so that each unit is the economic equivalent of one common share without voting rights. Settlement of units is made in cash, common shares or a combination of both (as determined by the plan administrators) at a date determined by the participant at the time a deferral election is made. We have established a “rabbi” trust, which holds our common shares, to satisfy our payment obligations under the plans. Common shares equal to the number of units credited to participants’ accounts under the plans are contributed to the “rabbi” trust. In the event of our insolvency, the assets of the “rabbi” trust are available to general creditors. Messrs. Ahern, MacFarlane and Roulston elected to defer all or a portion of their 2011 fees pursuant to our directors’ deferred compensation plan. During their terms as directors, Messrs. Ahern, MacFarlane, Macnab and Roulston have deferred compensation represented by the following number of units:

Name	Number of Units under the Directors’ Deferred Compensation Plan as of December 31, 2011	Value of Units as of the Year Ended December 31, 2011 ($)
Terrance R. Ahern	106,711	1,298,669
Victor B. MacFarlane	74,741	909,597
Craig Macnab	17,941	218,340
Scott D. Roulston	23,197	282,303

Equity Deferred Compensation Plan.    Prior to 2006, directors received a portion of their fees in restricted shares and a portion of their fees in cash. Directors had the right to defer the vesting of the restricted shares pursuant to an equity deferred compensation plan. During their terms as directors prior to 2006, Messrs. Ahern, MacFarlane and Macnab have deferred compensation into the equity deferred compensation plan represented by the following number of units:

Name	Number of Units under the Equity Deferred Compensation Plan	Value of Units as of the Year Ended December 31, 2011 ($)
Terrance R. Ahern	1,029	12,523
Victor B. MacFarlane	1,029	12,523
Craig Macnab	695	8,458

Vested deferred stock units under the equity deferred compensation plan will not be distributed to participants until the end of the deferral period selected by each participant.

Stock Ownership Guidelines During 2011

Under the stock ownership guidelines established by our Board effective during 2011, each director must own common shares or common share equivalents with an aggregate market value of no less than $200,000 no later than the fourth anniversary of the June 1 following the date restricted shares or common shares comprising a component of the director’s compensation are first granted to the director, or, if the director is elected or appointed to our Board other than at the annual meeting, the date such director has received compensation for four years of service, and on each June 1 thereafter. Our Board established this particular level of stock ownership for our directors because it is reasonable evidence of our continuing commitment to have the interests of our directors aligned with the investment interests of our shareholders. During the initial four-year phase-in period, each director is required to own one-fourth of the requisite value of common shares and common share equivalents on the date such director has received compensation for one year of service as a director, one-half of the requisite value after the receipt of compensation for two years of service and three-fourths of the requisite value after receipt of compensation for three years of service. Unvested restricted shares and shares deferred into our equity deferred compensation plan, but not unvested options, will count as common share equivalents toward satisfying the stock ownership guidelines. All of our directors met the company’s established stock ownership guidelines as of June 1, 2011.

Stock Ownership Guidelines During 2012

In February 2012, our Board adopted new stock ownership guidelines for non-employee directors effective May 2012. Under the new stock ownership guidelines, each non-employee director must own common shares or common share equivalents with an aggregate market value of no less than five times the cash portion of the annual retainer fee paid to a director no later than the fifth anniversary of the June 1st following the date restricted shares or common shares comprising a component of the director’s compensation are first granted to the director, or, if the director is elected or appointed to our Board other than at the annual meeting, the date such director has received compensation for five years of service, and on each June 1 thereafter. Our Board established this particular level of stock ownership for our non-employee directors because it is reasonable evidence of our continuing commitment to have the interests of our non-employee directors aligned with the investment interests of our shareholders. Notwithstanding the foregoing and unless otherwise approved by the Nominating and Corporate Governance Committee, each non-employee director is required to own one-fifth of the requisite value of common shares and common share equivalents on the date such director has received compensation for one year of service as a director, two-fifths of the requisite value on the date such director has received compensation for two years of service, three-fifths of the requisite value on the date such director has received compensation for three years of service, and four-fifths of the requisite value on the date such director has received compensation for four years of service. Unvested restricted shares and shares or common shares deferred into our equity deferred compensation plan will count as common share equivalents toward satisfying the stock ownership guidelines.

CERTAIN TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We have a written policy regarding the review and approval of related party transactions. A proposed transaction between us and certain parties enumerated in the policy must be submitted to the Executive Vice President and General Counsel. The policy applies to our directors, nominees for directors, officers and employees; subsidiaries and joint venture partners; significant shareholders (generally holding as a beneficial owner 5% or more of our voting securities) of us or of our subsidiaries or joint venture partners; family members (such as spouse, parent, stepparent, children, stepchildren, sibling, mother or father-in-law, son or daughter-in-law or sister or brother-in-law of such person or anyone residing in such person’s home) and close friends of directors, nominees for directors, officers, employees or significant shareholders; entities in which a director, nominee for director, officer or employee (or a family member or close friend of such person) has a significant interest or holds an employment, management or board position; provided, however, ownership of less than 1% of a publicly-traded entity will not be deemed a significant interest; trusts for the benefit of employees, such as profit-sharing, deferred compensation or retirement fund trusts, that are managed by or under the trusteeship of management; or any other party who directly or indirectly controls, is controlled by or under common control with us (or its subsidiaries) (“control” means the power to direct or cause the direction of the management and policies of an entity through ownership, contract or otherwise). The relationship of the parties and the terms of the proposed transaction, among other things, are reviewed by the Nominating and Corporate Governance Committee to determine if the proposed transaction would constitute a related party transaction. If the committee determines that the proposed transaction would be a related party transaction, it will make a recommendation to our Board. All related party transactions, whether or not those transactions must be disclosed under federal securities laws, are subject to prior approval by our Board pursuant to the policy and reviewed annually with the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and owners of more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, directors and owners of more than 10% of our common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all officers, directors, and greater than 10% beneficial owners filed the required reports on a timely basis, except for: Mr. Kokinchak for two transactions in 2011.

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS

FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2012

PricewaterhouseCoopers LLP served as our independent registered public accounting firm in 2011 and is expected to be retained to do so in 2012. Our Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, available to respond to appropriate questions and have an opportunity to make a statement, if desired.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Amended and Restated Code of Regulations or otherwise. However, our Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Fees Paid to PricewaterhouseCoopers LLP.    The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010.

	2011	2010
Audit fees(1)	$1,759,816	$1,548,489
Audit-related fees(2)	$1,672,669	$1,254,323
Tax fees(3)	$482,573	$238,800
All other fees(4)	$1,940	$1,800

Total	$3,916,998	$3,043,412

(1)	Audit fees consisted principally of fees for the audit of our financial statements, as well as audit-related tax services and registration statement related services performed pursuant to SEC filing requirements. Of these amounts, the registration-related services were $93,323 and $186,977 for 2011 and 2010, respectively. In addition, of the audit fees paid in 2011, $229,741 related to additional auditing services provided to us in 2010 but not billed by PricewaterhouseCoopers LLP until 2011. Similarly, of the audit fees paid in 2010, $153,948 related to additional auditing services provided to us in 2009 but not billed by PricewaterhouseCoopers LLP until 2010.

(2)	Audit-related fees consisted of fees billed for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Such audit-related fees consisted solely of fees for separate entity and joint venture audits and reviews. Of the aggregate amount of audit-related fees paid in 2011, $860,025 was for audit-related services provided to us in 2010 but not billed by PricewaterhouseCoopers LLP until 2011. Of the aggregate amount of audit-related fees paid in 2010, $951,464 was for audit-related services provided to us in 2009 but not billed by PricewaterhouseCoopers LLP until 2010. Several of our joint venture agreements require the engagement of an independent registered public accounting firm to perform audit-related services because the joint venture investments have separate financial statement reporting requirements.

(3)	Tax fees consisted of fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax consulting services, $244,250 and $188,300 of which consisted of tax compliance services for 2011 and 2010, respectively. Such tax compliance fees consisted solely of fees for separate entity and joint venture tax reviews.

(4)	All other fees consisted of fees billed for other products and services provided by PricewaterhouseCoopers LLP. The fees billed in 2011 and 2010 relate primarily to software licensing for accounting and professional standards.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.    The Audit Committee has a policy for the pre-approval of audit and permissible non-audit services pursuant to which the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approves specifically described audit and permissible non-audit services, and periodically grants general pre-approval of categories of audit and permissible non-audit services up to specified cost thresholds. Any services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. All of the services rendered by PricewaterhouseCoopers LLP under the categories “Audit-related fees,” “Tax fees” and “All other fees” described above were pre-approved by the Audit Committee.

Auditor Independence.    The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Our Board Recommends That Shareholders Vote FOR the Ratification of the Selection of PricewaterhouseCoopers LLP As Our Independent Accountants for Our Fiscal Year Ending December 31, 2012.

PROPOSAL THREE: SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are asking you to cast an advisory (non-binding) vote on the following resolution at the 2012 Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of our proxy statement for the 2012 Annual Meeting, is hereby APPROVED.

This advisory vote, commonly known as a “Say-on-Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this proxy statement. The Board believes that our executive compensation program is designed appropriately and working effectively to ensure that we compensate our named executive officers for the achievement of annual and long-term performance goals enhancing shareholder value. Before you vote, please review the “Executive Summary” section, as well as the rest, of our Compensation Discussion and Analysis above and the tabular and narrative disclosure that follows the Compensation Discussion and Analysis. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Executive Compensation Committee.

You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the Say-on-Pay vote will not be binding on us or our Board. However, the Board values the views of its shareholders. The Board and Executive Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

This non-binding advisory vote is scheduled to be conducted every year. The next Say-on-Pay vote is expected to take place at our 2013 annual meeting of shareholders.

2011 Executive Compensation Program

We believe you should vote “FOR” our named executive officer compensation, which, as described more fully in Compensation Discussion and Analysis, we have designed to help us:

•	pay for performance, by providing incentives to our named executive officers to deliver a superior return to shareholders through operational performance and share price appreciation; and

•

attract and retain leading industry talent, who will be able to deliver superior returns by adopting and executing a strategy that provides opportunity to retailers, complements our core competencies and enables us to take advantage of new business opportunities.

For 2011, as further described above in Compensation Discussion and Analysis, we made executive compensation decisions to help us reward the achievement of our financial and strategic objectives by linking these decisions to our key performance metrics of:

•	Same Store EBITDA;

•	relative total shareholder return; and

•	the achievement of clearly articulated individual objectives.

We believe you should vote “FOR” the compensation of our named executive officers because the compensation actually earned by our named executive officers for 2011 performance, as described in this proxy statement, was aligned with both our pay for performance philosophy and our actual 2011 performance.

For These Reasons, Our Board Recommends That Shareholders Vote FOR the Approval, On an Advisory Basis, of the Compensation of Our Named Executive Officers, as Disclosed in the Compensation Discussion and Analysis, Compensation Tables and Related Narratives and Descriptions of this Proxy Statement for the 2012 Annual Meeting.

PROPOSAL FOUR: APPROVAL OF THE 2012 EQUITY AND INCENTIVE COMPENSATION PLAN

On February 7, 2012, our Board unanimously approved and adopted the 2012 Equity and Incentive Compensation Plan, or the Plan, subject to the approval of our shareholders at the Annual Meeting. The Plan affords the Executive Compensation Committee the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers and other employees.

The affirmative vote of a majority of our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal is required for approval of the Plan. In addition, NYSE rules require that the total votes cast on the approval of the Plan represent greater than 50% of our common shares outstanding as of the record date. The following summary of the material provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix A to this proxy statement.

Plan Highlights

The Plan authorizes the Executive Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, or SARs, restricted shares (or restricted stock), restricted share units, or RSUs, performance shares, performance units, and other awards for the purpose of providing our directors, officers and other employees incentives and rewards for performance. The Plan also authorizes the Executive Compensation Committee to provide cash incentive awards to our directors, officers and other employees. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan itself, a copy of which is set forth as Appendix A to this proxy statement.

Administration.    The Plan will be administered by the Executive Compensation Committee. The Executive Compensation Committee may delegate its authority under the Plan to a subcommittee. The Executive Compensation Committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, administrative duties or powers, and may authorize one or more officers to do one or both of the following (subject to certain limitations described in the Plan):

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

Plan Limits.    Total awards under the Plan are limited to 9,000,000 common shares plus the number of common shares available for awards under (1) the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan, or the 2008 Plan, as of the date our shareholders approve the Plan and (2) the Amended and Restated 2004 Developers Diversified Realty Corporation Equity-Based Award Plan, or the 2004 Plan, at the end of November 17, 2013. We refer to the 2004 Plan (after November 17, 2013) and the 2008 Plan together as the Predecessor Plans. The Plan also provides that:

•	the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 9,000,000 common shares;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 750,000 common shares during any calendar year;

•

no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, in the aggregate, for more than 2,000,000 common shares during any calendar year;

•

no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, other than cash incentive awards, having an aggregate maximum value in excess of $8,000,000;

•

no participant in any calendar year will receive a cash incentive award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code having an aggregate maximum value in excess of $8,000,000; and

•

awards granted to non-employee directors plus awards that do not comply with the minimum vesting periods provided for in the Plan (as further described below) will not involve the issuance of more than 5% of the maximum number of common shares available under the Plan.

As of March 1, 2012, we had 398,701 operating partnership units outstanding that were exchangeable, under certain circumstances and at our option, into an equivalent number of our common shares or for a specified amount of cash. We had an aggregate of 277,490,738 common shares outstanding as of March 1, 2012. As of March 1, 2012, we had 1,027,087 common shares reserved for issuance and available for future grants under our equity-based award plans, including 637,419 common shares under the 2008 Plan and 389,668 common shares reserved for issuance and available for future grants under the 2004 Plan. As of March 1, 2012, we had 2,890,378 options outstanding under our equity-based award plans or otherwise issued to our directors with a weighted average exercise price of $24.36 per option and a weighted average term to expiration of 6.24 years. As of March 1, 2012, we had 2,102,195 full-value awards outstanding all of which are restricted shares that are included as outstanding shares listed above. As of March 1, 2012, the 2,890,378 awards outstanding under our equity-based award plans or otherwise issued to our directors did not include 201,831 unvested deferred stock units (which units were originally granted as performance shares or restricted shares but have since been deferred under our equity deferred compensation plan). Shares subject to outstanding deferred stock units were issued under our equity-based award plans and are included as outstanding shares listed above. Shares subject to future deferred stock units will be issued under our equity-based award plans from shares available for future grants. The closing price of our common shares on the NYSE on March 23, 2012 was $14.73. At that time, the aggregate market value of the additional 9,000,000 common shares proposed to be reserved for purposes of the Plan was $132,570,000.

No Liberal Recycling Provisions.    The Plan provides that only shares with respect to awards granted under the Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the Plan. The following shares will not be added back to the aggregate Plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares covered by a SAR that is exercised and settled in shares, and whether or not all shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan.

Minimum Vesting Periods.    The Plan provides that, except for awards covering up to an aggregate of 5% of the total number of common shares available for awards under the Plan (including non-employee director awards):

•

Restricted stock, RSUs and other awards may not become unrestricted by the passage of time sooner than one-third per year over three years unless restrictions lapse sooner by virtue of (1) retirement, death or disability of a participant or (2) a change of control where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good cause or (B) such awards are not assumed or converted into replacement awards in a manner described in the applicable award agreement (we refer to any change of control satisfying these conditions as a double trigger change of control);

•

The period of time within which management objectives relating to cash incentive awards, performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a double trigger change of control; and

•

Restricted stock, RSUs and other awards that vest upon the achievement of management objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a double trigger change of control.

No Repricing.    We have never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without shareholder approval under the Plan.

Change of Control Definition.    The Plan includes a definition of “change of control.” In general, a change of control will be deemed to have occurred if:

•	we consummate a consolidation or merger in which we are not the surviving entity, a sale of substantially all of our assets or a liquidation or dissolution;

•

a person or group (excluding certain purchases by us or our benefit plans), without the prior consent of our Board, (1) buys any of our common shares (or securities convertible into common shares) pursuant to a tender or exchange offer or (2) becomes the owner of 30% or more of our outstanding voting power; and

•

during any two-year period, individuals who at the beginning of such period constituted our entire Board cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the Plan.

Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common shares on the date of grant; and

•	The Plan is designed to allow awards made under the Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Reveune Code.

In addition to providing for these key features in the Plan, our historical grants under our equity plans illustrate our commitment to appropriately managing equity compensation. From January 1, 2010 to March 1, 2012, we have awarded stock options, SARs and restricted stock averaging 1.8% of shares outstanding at March 1, 2012.

If the Plan is approved, our full dilution level on March 1, 2012 will be 4.7%. The level of full dilution assumes all 9,000,000 shares will actually be issued under the Plan, whereas the Plan does not permit liberal recycling of shares, as described above. Management and our Board are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

From January 1, 2012 to March 1, 2012, 87,441 stock options and SARs, with an average exercise price of $23.29, expired without being exercised. Thus, as of March 1, 2012:

•	There was a total of 277,490,738 of our common shares outstanding;

•	There were 2,890,378 stock options and SARs outstanding, with an average exercise price of $24.36 and average remaining term of 6.24 years;

•	There was a total of 2,102,195 full-value awards (restricted stock and RSUs) outstanding, all of which were restricted shares that were included in the number of our common shares outstanding; and

•	There were 1,027,087 common shares remaining available under all of our equity plans.

Section 162(m)

The Internal Revenue Code limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (we refer to this limit as the Deduction Limit). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “qualified performance-based compensation.” Generally, compensation attributable to stock options, stock appreciation rights and other performance-based awards is deemed to satisfy the “qualified performance-based compensation” requirement if:

•	the grant is made by a committee of directors that meets certain criteria;

•

the shareholder-approved plan under which the award is granted states a maximum number of shares with respect to which options or rights may be granted to any individual during a specified period of time; and

•	the amount of compensation the individual could receive under the award is based solely on the increase in the value of the shares after the date of grant.

Although we are generally not subject to federal income tax because of our real estate investment trust status, we intend to structure awards granted under the Plan to satisfy the requirements for the “qualified performance-based compensation” exception to the Deduction Limit in case we become subject to federal income tax in the future.

Summary of the Plan

Shares Available Under the Plan.    Subject to adjustment as provided in the Plan, the number of common shares that may be issued or transferred

•	upon the exercise of stock options or SARs,

•	as restricted stock and released from substantial risks of forfeiture,

•	in payment of RSUs,

•	in payment of performance shares or performance units that have been earned,

•	as awards to non-employee directors,

•	as other awards, or

•	in payment of dividend equivalents paid for awards made under the Plan will not exceed in the aggregate 9,000,000 common shares, plus the number of common shares available for awards under (1) the 2008 Plan as of the date our shareholders approve the Plan and (2) the 2004 Plan at the end of November 17, 2013. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Common shares covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any common shares that were covered by that award will be available for issue or transfer.

If common shares are tendered or otherwise used in payment of an option exercise price, the total number of shares covered by the stock option being exercised will count against the total number of shares available under the Plan. Common shares withheld by us to satisfy tax withholding obligations will count against the total number of shares available under the Plan. The number of common shares covered by a SAR that is exercised and settled in common shares, and whether or not all shares are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Plan. In the event that we repurchase shares with stock option proceeds, those shares will not be added to the total number of shares available under the Plan. If, under the Plan, a participant has elected to give up the right to receive compensation in exchange for common shares based on fair market value, such common shares will not count against the aggregate Plan limit described above.

The Plan also provides the following limits:

•	the aggregate number of common shares actually issued or transferred upon the exercise of ISOs will not exceed 9,000,000 common shares;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 750,000 common shares during any calendar year;

•

no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, in the aggregate, for more than 2,000,000 common shares during any calendar year;

•

no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, other than cash incentive awards, having an aggregate maximum value in excess of $8,000,000;

•

no participant in any calendar year will receive a cash incentive award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code having an aggregate maximum value in excess of $8,000,000; and

•

awards granted to non-employee directors plus awards that do not comply with the minimum vesting periods provided for in the Plan (as further described below) will not involve the issuance of more than 5% of the maximum number of common shares available under the Plan.

Eligibility.    Our officers and employees (estimated to be 625 persons as of March 1, 2012), our ten non-employee directors, and any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, may be selected by the Executive Compensation Committee to receive benefits under the Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the Plan. The Executive Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options.    We may grant stock options that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The option price is payable

•	in cash, check or wire transfer at the time of exercise,

•	by the transfer to us of common shares owned by the participant having a value at the time of exercise equal to the option price,

•	by a combination of such payment methods, or

•	by such other method as may be approved by the Executive Compensation Committee.

Further, each grant of stock options will specify whether payment of the option price is payable subject to any other conditions or limitations established by the Executive Compensation Committee or our withholding common shares otherwise issuable pursuant to a “net exercise” arrangement.

To the extent permitted by law, any grant of a stock option may provide for deferred payment of the option price from the proceeds of a sale through a bank or broker of some or all of the common shares to which the exercise relates.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Executive Compensation Committee may approve. No stock option may be exercisable more than ten years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable. A grant of stock options may provide for the earlier vesting of such stock options in the event of the retirement, death or disability of the participant or a double trigger change of control. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights.

Stock options granted pursuant to the Plan may not provide for any dividends or dividend equivalents thereon.

SARs.    A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Executive Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our common shares on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in common shares, or in any combination of the two.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Executive Compensation Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that may not be less than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the Plan may be exercised more than ten years from the date of grant.

SARs granted pursuant to the Plan may not provide for any dividends or dividend equivalents thereon.

Restricted Stock.    A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Executive Compensation Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as the Executive Compensation Committee may determine at the date of grant. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Executive Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The Executive Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the grantee or a double trigger change of control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that management objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double trigger change of control. The Executive Compensation Committee may grant some awards, including restricted stock, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 5% of the maximum number of common shares available under the Plan.

Any grant of restricted stock may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Executive Compensation Committee must determine that the applicable management objectives have been satisfied before the termination of restrictions.

Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Executive Compensation Committee may approve. Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives.

RSUs.    A grant of RSUs constitutes an agreement by us to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Executive Compensation Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the common shares deliverable upon payment of the RSUs and will have no right to vote the common shares. The Executive Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional common shares. However, dividends or other distributions on common shares underlying RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingently upon the achievement of the applicable management objectives.

RSUs with a restriction period that lapses only by the passage of time will have a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period, on at least an annual basis, as determined by the Executive Compensation Committee. Additionally, the Executive Compensation Committee may provide for a shorter restriction period in the event of the retirement, death or disability of the grantee, or a double trigger change of control. Any grant of RSUs may specify management objectives that, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the RSUs have a restriction period that lapses only upon the achievement of management objectives, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a double trigger change of control. The Executive Compensation Committee may grant some awards, including RSUs, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 5% of the maximum number of common shares available under the Plan.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Executive Compensation Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in common shares or cash, or a combination of the two.

Any grant of RSUs may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Executive Compensation Committee must determine that the applicable management objectives have been satisfied before the termination of restrictions.

Cash Incentive Awards, Performance Shares and Performance Units.    A cash incentive award is a cash award based on the achievement of management objectives. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Executive Compensation Committee. A participant may be granted any number of cash incentive awards, performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period, or Performance Period. The specified Performance Period will be a period of time not less than one year, except in the case of the retirement, death or disability of the grantee, or a double trigger change of control, if the Executive Compensation Committee so determines. The Executive Compensation Committee may, however, grant some awards, including performance shares, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 5% of the maximum number of common shares available under the Plan.

Each grant of cash incentive awards, performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units, or amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Executive Compensation Committee must determine that the applicable management objectives have been satisfied before the payment of the award.

To the extent earned, the cash incentive awards, performance shares or performance units will be paid to the participant at the time and in the manner determined by the Executive Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares, in restricted shares or restricted share units, or any combination thereof. The Executive Compensation Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional common shares, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Cash incentive awards, performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Executive Compensation Committee may approve. Each grant will specify the amount of cash incentive awards, performance shares or performance units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

Awards to Non-Employee Directors.    The Executive Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors of stock options, SARs or other awards and may also authorize the grant or sale of common shares, restricted stock or RSUs to non-employee directors. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by the Executive Compensation Committee. Each such grant will not be required to be subject to any minimum vesting period and will be evidenced by an award agreement in such form as will be approved by the Executive Compensation Committee. Each grant will specify, in the case of stock option, an option price per share, and, in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the Plan to a non-employee director will expire not more than 10 years from the date of grant and will be subject to earlier termination as provided in the Plan. If a non-employee director subsequently becomes an employee of our company or a subsidiary while remaining a member of our Board, any award held under the Plan by such individual at the time of such commencement of employment will not be affected. Non-employee directors may be awarded, or may be permitted to elect to receive, pursuant to procedures established by our Board, all or any portion of their annual retainer, meeting fees or other fees in common shares, restricted stock, RSUs or other awards under the Plan in lieu of cash.

Other Awards.    The Executive Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares or factors that may influence the value of such shares, including, without limitation:

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into common shares;

•	purchase rights for common shares;

•

awards with value and payment contingent upon our performance or specified subsidiaries, affiliates or other business units of ours or any other factors designated by the Executive Compensation Committee; and

•	awards valued by reference to the book value of common shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours.

The Executive Compensation Committee will determine the terms and conditions of the other awards. Common shares delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, common shares, other awards, notes or other property, as the Executive Compensation Committee will determine. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted as an other award.

If the earning or vesting of, or elimination of restrictions applicable to, other awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably on at least an annual basis during the three-year period. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this section of the Plan is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year from the date of grant. Any grant of an award under this section of the Plan may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in the event of the retirement, death, or disability of the participant, or a double trigger change of control. The Executive Compensation Committee may grant some awards, including other awards, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 5% of the maximum number of common shares available under the Plan.

The Executive Compensation Committee may grant common shares as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Executive Compensation Committee in a manner that complies with Section 409A of the Internal Revenue Code.

Management Objectives.    The Plan requires that the Executive Compensation Committee establish “management objectives” for purposes of performance shares, performance units and cash incentive awards. When so determined by the Executive Compensation Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or other awards under the Plan may also specify management objectives. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the company or subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Executive Compensation Committee may grant awards subject to management objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code to a “covered employee,” within the meaning of 162(m) of the Internal Revenue Code, will be based on one or more, or a combination, of the following criteria:

•	pre-tax income;

•	after-tax income;

•	net operating income;

•	operating income;

•	cash flow, including but limited to operating cash flow or free cash flow;

•	earnings or adjusted earnings per share;

•	cash and/or funds available for distribution;

•	appreciation in the fair market value of shares;

•	same store net operating income;

•	total or relative return to shareholders;

•	net earnings growth;

•	stock appreciation (meaning an increase in the price or value of the shares after the date of grant of an award and during the applicable period);

•	increase in sales or revenues;

•	net earnings;

•	changes (or the absence of changes) in the per share or aggregate market price of the shares;

•	talent recruitment and retention;

•	earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period;

•	total revenue or revenue growth;

•	funds from operations per share, as determined and reported by us in our financial reports, adjusted funds from operations per share, or similar measures;

•	return on capital, invested capital, assets, equity, development, or investment;

•	net asset value and net asset value per share;

•	cost/expense reductions or savings;

•	acquisitions, dispositions or strategic transactions;

•	gross or net profit or operating margins;

•	operating efficiency;

•	customer/client satisfaction;

•	performance or yield on development or redevelopment projects;

•	lease up performance or other occupancy measures;

•	same store EBITDA;

•	market share;

•	operational or performance measurements relative to peers;

•	implementation or completion of strategic projects; and

•	regulatory body approval for commercialization of a project.

If the Executive Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Executive Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Executive Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code. In such case, the Executive Compensation Committee will not make any modification of the management objectives or minimum acceptable level of achievement with respect to such award.

Administration.    The Plan will be administered by the Executive Compensation Committee. The Executive Compensation Committee may from time to time delegate all or any part of its authority under the Plan to any subcommittee. To the extent of any such delegation, references in the Plan to the Executive Compensation Committee will be deemed to be references to such subcommittee.

The interpretation and construction by the Executive Compensation Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of stock options, SARs, restricted stock, RSUs, cash incentive awards, performance shares, performance units or other awards and any determination by the Executive Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Executive Compensation Committee will be liable for any such action or determination made in good faith.

The Executive Compensation Committee or, to the extent of any delegation, the subcommittee, may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable. The Executive Compensation Committee, the subcommittee, or any person to whom duties or powers have been delegated, may employ one or more persons to render advice with respect to any responsibility the Executive Compensation Committee, the subcommittee or such person may have under the Plan. The Executive Compensation Committee or the subcommittee may authorize one or more of our officers to do one or both of the following on the same basis as the Executive Compensation Committee or the subcommittee:

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

However, the Executive Compensation Committee or the subcommittee may not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10% beneficial owner as determined by the Executive Compensation Committee in accordance with Section 16 of the Exchange Act. The resolution providing for such authorization must set forth the total number of common shares any delegated officer may grant and the officer must report periodically to the Executive Compensation Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments.    Our Board may at any time and from time to time amend the Plan in whole or in part. However, if an amendment to the Plan:

•	would materially increase the benefits accruing to participants under the Plan,

•	would materially increase the number of securities which may be issued under the Plan,

•	would materially modify the requirements for participation in the Plan, or

•	must otherwise be approved by the our shareholders in order to comply with applicable law or the rules of the New York Stock Exchange (or our applicable securities exchange),

then such amendment will be subject to shareholder approval and will not be effective until such approval has been obtained.

If permitted by Section 409A of the Internal Revenue Code and Section 162(m) of the Internal Revenue Code, in case of termination of the employment of a participant by reason of death, disability or normal or early retirement, or in the event of a change in control, if a participant holds:

•	a stock option or SAR not immediately exercisable in full,

•	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed,

•	any RSUs as to which the applicable restriction period has not been completed,

•	any cash incentive awards, performance shares or performance units which have not been fully earned,

•	any other awards subject to any vesting schedule or transfer restriction, or

•	common shares subject to any transfer restriction imposed by the Plan,

the Executive Compensation Committee may, in its sole discretion, accelerate the time at which:

•	such stock option or SAR or other award may be exercised,

•	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse,

•	such restriction period will end, or

•	such cash incentive awards, performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The Executive Compensation Committee may also waive any other limitation or requirement under any such award.

The Executive Compensation Committee may amend the terms of any awards granted under the Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with the participant’s death or disability, or a change of control) where such action would result in the loss of the otherwise available exemption. In such case, the Executive Compensation Committee will not make any modification of the management objectives or the level or levels of achievement with respect to such award. Except in connection with certain corporate transactions described in the Plan, no amendment will impair the rights of any participant without his or her consent.

Our Board may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

In addition to the provisions in the Plan regarding acceleration of awards, up to 5% of the maximum number of common shares that may be issued or transferred under the Plan, as may be adjusted, may be used for stock options, SARs, restricted stock, RSUs, performance shares, performance units and other awards granted under the Plan that do not comply with the applicable three-year vesting requirements with respect to time-vested awards or the applicable one-year vesting requirements with respect to awards subject to the achievement of performance goals, but in no event will more than 5% of the maximum number of common shares that may be issued or transferred under the Plan be used for such awards, non-employee director awards, or a combination of such awards and non-employee director awards.

No Repricing of Stock Options or SARs.    Except in connection with certain corporate transactions described in the Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the Plan. This prohibition may not be amended without approval by our shareholders.

Transferability.    Except as otherwise determined by the Executive Compensation Committee, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, awards to non-employee directors or other awards granted under the Plan, or dividend equivalents paid with respect to awards made under the Plan, will be transferable by the participant except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution, and in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by the Executive Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The Executive Compensation Committee may provide at the date of grant additional restrictions on transfer for certain common shares earned under the Plan.

Adjustments.    The Executive Compensation Committee shall make or provide for such adjustments in the numbers of common shares covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the Plan and, if applicable, in the number of common shares covered by other awards, in the option price and base price provided in outstanding stock options and SARs, in the kind of shares covered by such awards and in cash incentive awards as the Executive Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of our company;

•

any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change of control, the Executive Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control, the Executive Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Executive Compensation Committee shall also make or provide for such adjustments in the total number of shares available under the Plan and any other share limits under the Plan as the Executive Compensation Committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any adjustment to the number of ISOs that may be granted under the Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Detrimental Activity and Recapture Provisions.    Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Executive Compensation Committee, if a participant, either during his or her employment by us or a subsidiary or within a specific period after termination of employment, engages in any “detrimental activity.”

In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Executive Compensation Committee from time to time or under Section 10D of the Exchange Act, as amended, or any national securities exchange or national securities association on which our common shares are traded.

Withholding Taxes.    To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Executive Compensation Committee) may include relinquishment of a portion of such benefit. In no event shall the market value per share of the common shares to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

Effective Date and Termination.    The Plan will be effective as of the date the Plan is approved by our shareholders, or Effective Date. No grants will be made under the Predecessor Plans after the Effective Date, except that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. However, grants may continue to be made before, on and after the Effective Date under the 2004

Plan until November 18, 2013. No grant will be made under the Plan after May 14, 2022, which date is 10 years after the date on which our shareholders will have an opportunity to approve the Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options.    In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.    No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.    No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to DDR Corp. or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Plan by our shareholders.

Our Board Recommends That Shareholders Vote FOR the Approval of the 2012 Equity and Incentive Compensation Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Plan because the grant and actual pay-out of awards under the Plan are discretionary.

Equity Compensation Plan Information (As of December 31, 2011)

Plan category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	2,682,554	(2)	$25.37	1,939,054
Equity compensation plans not approved by security holders(3)	10,000		$21.65	N/A

Total	2,692,554		$25.35	1,939,054

(1)	Includes the Company’s 1992 Employee’s Share Option Plan, 1996 Equity Based Award Plan, 1998 Equity Based Award Plan, 2002 Equity Based Award Plan, 2004 Equity Based Award Plan and 2008 Equity Based Award Plan.

(2)	Does not include 1,910,032 shares of restricted stock, as these shares have been reflected in the Company’s total shares outstanding.

(3)	Represents options previously issued to certain directors of the Company. The options granted to the directors were at the fair market value at the date of grant and are fully vested.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2013 annual meeting of shareholders must be received by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122, on or before December 7, 2012, for inclusion in our proxy statement and form of proxy relating to the 2013 annual meeting of shareholders. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2013 annual meeting of shareholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February 20, 2013. Even if proper notice is received on or prior to February 20, 2013, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the accompanying annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficial shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the accompanying annual report or if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions to us by calling Samir Khanal, Senior Director of Investor Relations, at (216) 755-5500, or by writing to DDR Corp., Investor Relations, at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

OTHER MATTERS

Shareholders and other interested parties may send written communications to our Board or the non-management directors as a group by mailing them to our Board, c/o Corporate Secretary, DDR Corp., 3300 Enterprise Parkway, Beachwood, Ohio 44122. All communications will be forwarded to our Board or the non-management directors as a group, as applicable.

Shareholders may vote either by completing, properly signing and returning the accompanying proxy card via mail, by telephone or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your proxy card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board: (1) to elect Terrance R. Ahern, James C. Boland, Thomas Finne, Robert H. Gidel, Daniel B. Hurwitz, Volker Kraft, Rebecca L. Maccardini, Victor B. MacFarlane, Craig Macnab, Scott D. Roulston, and Barry A. Sholem as directors; (2) to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending December 31, 2012; (3) to approve the compensation of the company’s named executive officers; and (4) to vote in favor of the 2012 Equity and Incentive Compensation Plan. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact Samir Khanal, Senior Director of Investor Relations, at (216) 755-5500 or at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her discretion. As of the date of this proxy statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this proxy statement.

By order of the Board of Directors,

DAVID E. WEISS

Secretary

Dated: April 6, 2012

Appendix A

DDR CORP.

2012 EQUITY AND INCENTIVE COMPENSATION PLAN

1.      Purpose.  The purpose of this 2012 Equity and Incentive Compensation Plan is to attract and retain Directors, officers and other employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.      Definitions.  As used in this Plan:

(a)      “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)      “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)      “Board” means the Board of Directors of the Company.

(d)      “Committee” means the Executive Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 11 of this Plan consisting solely of not less than two Non-Employee Directors.

(e)      “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f)      “Change in Control” has the meaning set forth in Section 13 of this Plan.

(g)      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)      “Common Shares” means the common shares of the Company, $0.10 par value per share, or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(i)      “Company” means DDR Corp., an Ohio corporation.

(j)      “Continuing Plan” means, until November 18, 2013, the Amended and Restated 2004 Developers Diversified Realty Corporation Equity-Based Award Plan.

(k)      “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(l)      “Conversion Awards” means awards granted under this Plan in conversion or substitution of any or all stock options, stock appreciation rights, or other stock awards held by awardees of an entity acquired by the Company, which Conversion Awards may be Incentive Stock Options or Option Rights that do not qualify as Incentive Stock Options, as determined by the Committee, with respect to options granted by the acquired entity.

(m)      “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Shares, Restricted Share Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(n)      “Detrimental Activity” means:

(i)	Engaging in any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or prospective business activity for which the Participant has had any direct or indirect responsibility during the last five years of his or her employment with, or having acted as a consultant to, the Company or a Subsidiary (or such other period specified in an Evidence of Award), in any territory in which the Company or a Subsidiary engages in such business activity (or any portion of such territory or such other territory specified in the Evidence of Award).

(ii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)	The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company or its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries.

(iv)	The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by, or while consulting with, the Company or any Subsidiary, relating in any manner to the actual or anticipated business of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” will mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or

(B)	due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)	Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(o)      “Director” means a member of the Board.

(p)      “Effective Date” means the date this Plan is approved by the shareholders of the Company.

(q)      “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(r)      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(s)      “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(t)      “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(u)      “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics:

(1) pre-tax income, (2) after-tax income, (3) net operating income, (4) operating income, (5) cash flow, including but limited to operating cash flow or free cash flow, (6) earnings or adjusted earnings per share, (7) cash and/or funds available for distribution, (8) appreciation in the fair market value of shares, (9) same store net operating income, (10) total or relative return to shareholders, (11) net earnings growth, (12) stock appreciation (meaning an increase in the price or value of the shares after the date of grant of an award and during the applicable period), (13) increase in sales or revenues, (14) net earnings, (15) changes (or the absence of changes) in the per share or aggregate market price of the shares, (16) talent recruitment and retention, (17) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, (18) total revenue or revenue growth, (19) funds from operations per share, as determined and reported by the Company in its financial reports, adjusted funds from operations per share, or similar measures, (20) return on capital, invested capital, assets, equity, development, or investment, (21) net asset value and net asset value per share, (22) cost/expense reductions or savings, (23) acquisitions, dispositions or strategic transactions, (24) gross or net profit or operating margins; (25) operating efficiency; (26) customer/client satisfaction, (27) performance or yield on development or redevelopment projects, (28) lease up performance or other occupancy measures, (29) same store EBITDA, (30) market share, (31) operational or performance measurements relative to peers, (32) implementation or completion of strategic projects and (33) regulatory body approval for commercialization of a project.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(v)      “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the

New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(w)      “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(x)      “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(y)      “Option Price” means the purchase price payable on exercise of an Option Right.

(z)      “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(aa)      “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any Subsidiary or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each non-employee Director who receives an award under this Plan. The term “Participant” will also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(bb)      “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(cc)      “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(dd)      “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(ee)      “Plan” means this 2012 Equity and Incentive Compensation Plan.

(ff)      “Predecessor Plans” means, collectively, (i) the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (Amended and Restated as of June 25, 2009) and (ii) after November 17, 2013, the Amended and Restated 2004 Developers Diversified Realty Corporation Equity-Based Award Plan.

(gg)      “Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Shares, Restricted Share Units or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(hh)      “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ii)      “Restriction Period” means the period of time during which Restricted Share Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(jj)      “Restricted Share Units” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(kk)      “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ll)      “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(mm)      “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

(nn)      “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.      Shares Available Under the Plan.

(a)      Maximum Shares Available Under Plan.

(i)	Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Shares and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Share Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to non-employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 9,000,000 Common Shares plus (x) as of the Effective Date, the number of Common Shares available for awards under the Predecessor Plans on the Effective Date and (y) as of November 18, 2013, the number of Common Shares available for awards under the Amended and Restated 2004 Developers Diversified Realty Corporation Equity-Based Award Plan at the end of November 17, 2013. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Common Shares covered by an award granted under this Plan will not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an

Option Right, the total number of Common Shares covered by the Option Right being exercised will reduce the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation will reduce the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not all Common Shares covered by the Appreciation Right are actually issued to the Participant upon exercise of the Appreciation Right, will be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases Common Shares with Option Right proceeds, those Common Shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate plan limit described above.

(b)       Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 9,000,000 Common Shares.

(c)      Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 750,000 Common Shares during any calendar year.

(ii)	No Participant will be granted Qualified Performance-Based Awards of Restricted Shares, Restricted Share Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 2,000,000 Common Shares during any calendar year.

(iii)	Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units or other awards payable in cash under Section 10 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $8,000,000.

(iv)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is a Cash Incentive Award having an aggregate maximum value in excess of $8,000,000.

(d)      Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares that may be issued or transferred under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for (i) awards granted under Section 6 through Section 8 and Section 10 of this Plan that do not comply with the three-year or one-year vesting requirements set forth in such sections of this Plan plus (ii) awards granted to non-employee directors under Section 9 of this Plan.

4.      Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)      Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)      Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)      Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)      To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)      Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)      Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights (i) in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)      Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)      Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)      The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)      No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)      Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)      Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.      Appreciation Rights.

(a)      The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)      Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)      Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)      Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)      Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.      Restricted Shares.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)      Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)      Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)      Each such grant or sale will provide that the Restricted Shares covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee.

(d)      Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)      Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Shares that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award of Restricted Shares will specify that, before the termination or early termination of restrictions applicable to such Restricted Shares, the Committee must determine that the Management Objectives have been satisfied.

(f)      Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Shares is not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Shares intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)      Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)      Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.      Restricted Share Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)      Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. If a grant of Restricted Share Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Share Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (c) below, the applicable Restriction Period may not be a period of less than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Qualified Performance-Based Awards of Restricted Share Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Share Units or the earning of such Restricted Share Units, the Committee must determine that the Management Objectives have been satisfied.

(b)      Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)      If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on at least an annual basis, as determined by the Committee.

(d)      Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Share Units may provide for the earlier lapse or other modification of the Restriction Period (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Share Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Share Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(e)      During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Share Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Share Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Share Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(f)      Each grant or sale of Restricted Share Units will specify the time and manner of payment of the Restricted Share Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(g)      Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.      Cash Incentive Awards, Performance Shares and Performance Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)      Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)      The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)      Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award of a Cash Incentive Award, Performance Shares or Performance Units will specify that, before the Cash Incentive Award, Performance Shares or Performance Units will be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

(d)      Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Shares or Restricted Share Units or in any combination thereof.

(e)      Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares, Restricted Shares or Restricted Share Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)      The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)       Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.      Awards to Non-Employee Directors.  Subject to the limit set forth in Section 3(d) of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Shares or Restricted Share Units to non-employee Directors. Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Committee, will not be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Committee. Each grant will specify, in the case of an Option Right, an Option Price per share and, in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Shares, Restricted Share Units or other awards under the Plan in lieu of cash.

10.      Other Awards.

(a)      Subject to applicable law and the limit set forth in Section 3(d) of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)      Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)      The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)      If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably on at least an annual basis during the three-year period as determined by the Committee. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year from the Date of Grant.

(e)      Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award (i) in the event of the retirement, death or disability of the Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

11.      Administration of the Plan.

(a)      This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)      The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

(c)      The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.      Adjustments.  The Committee will make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Share Units,

Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, and in Cash Incentive Awards as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

13.      Change in Control.  For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)      consummation of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;

(b)      any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Common Shares (or securities convertible into Common Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board; or

(c)      during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board; provided, that any person becoming a director of the Company during such two-year period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors who at the beginning of such period constituted the entire Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee of the Company for director), but excluding for this purpose any person whose initial assumption of office as a director of the Company occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, shall be, for purposes of this Section 13(c), considered as though such person was a member of the Board at the beginning of such period.

14.      Detrimental Activity and Recapture Provisions.  Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment by the Company or a

Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

15.      Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16.      Transferability.

(a)      Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Share Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 or Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except pursuant to a qualified domestic relations order (that contains any information required by the Company to effectuate the transfer) or by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)      The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.      Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld (except in the case of Restricted Shares where an election under Section 83(b) of the Code has been made), or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

18.      Compliance with Section 409A of the Code.

(a)      To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)      Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)      If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)      Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.      Amendments.

(a)      The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of Common Shares which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)      Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Company’s shareholders.

(c)      If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in the case of termination of employment by reason of death, disability or retirement, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 or Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.      Governing Law.  This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

21.      Effective Date/Termination.  This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, except that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date, but grants may continue to be made before, on and after the Effective Date under the Continuing Plan pursuant to the terms of the Continuing Plan. No grant will be made under this Plan after May 14, 2022, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.      Miscellaneous Provisions.

(a)      The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)      This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)      To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)      No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)      Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)      No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)      The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)      Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)      If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

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Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2012.

INTERNET http://www.proxyvoting.com/ddr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

21796

▼   FOLD AND DETACH HERE   ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 THROUGH 4.
1. ELECTION OF DIRECTORS											Please mark your votes as indicated in this example			☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Terrance R. Ahern	☐	☐	☐	1.7	Rebecca L. Maccardini	☐	☐	☐	2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2012.	☐	☐	☐

1.2	James C. Boland	☐	☐	☐	1.8	Victor B. MacFarlane	☐	☐	☐	3.	Shareholder advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

1.3	Thomas Finne	☐	☐	☐	1.9	Craig Macnab	☐	☐	☐	4.	Approval of the 2012 Equity and Incentive Compensation Plan.	☐	☐	☐

1.4	Robert H. Gidel	☐	☐	☐	1.10	Scott D. Roulston	☐	☐	☐

1.5	Daniel B. Hurwitz	☐	☐	☐	1.11	Barry A. Sholem	☐	☐	☐

1.6	Volker Kraft	☐	☐	☐

											Mark Here for Address Change or Comments SEE REVERSE			☐

		NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date _________________________

  You can now access your DDR Corp. account online.

Access your DDR Corp. account online via Investor ServiceDirect®.

The transfer agent for DDR Corp. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The DDR Corp. Proxy Statement and the 2011 Annual Report to Shareholders are available at: www.proxydocs.com/ddr

▼ FOLD AND DETACH HERE ▼

PROXY

DDR CORP.

Annual Meeting of Shareholders – May 15, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David J. Oakes, David E. Weiss and Christa A. Vesy, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the DDR Corp. Common Shares that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 15, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
21796

(Continued and to be marked, dated and signed on the other side)